EXHIBIT 10.6

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement, dated as of October 17, 2016 (this “Agreement”), is entered into by and between AmeriCann, Inc., a Delaware corporation (the “Company”), and Massachusetts Medical Properties, LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, the Company is party to that certain Purchase and Sale Agreement , dated as of January 9, 2015 (as amended, the “Freetown PSA”), with Freetown Acquisition Company, LLC (“Freetown LLC”) pursuant to which the Company has agreed to acquire from Freetown LLC certain properties (the “Freetown Properties”) as more particularly described in the Freetown PSA;

WHEREAS, in connection with the closing of the acquisition of the Freetown Properties, (i) the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, 100,000 shares (the “Shares”) of common stock, par value $0.0001 (“Common Stock”), of the Company, in accordance with the provisions of this Agreement; (ii) the Company will execute and issue in favor of the Purchaser a warrant, in the form attached hereto as Exhibit C (the “Warrant”), to purchase 3,640,000 shares of Common Stock (the “Warrant Shares” and, together with the Shares, the “New Shares”); (iii) Freetown LLC will execute and deliver a deed, in the form attached hereto as Exhibit D (the “Deed to Company”), pursuant to which the Company will become the fee simple owner of the Freetown Properties; (iv) the Company will execute and deliver a deed, in the form attached hereto as Exhibit E (the “Deed to Purchaser”), pursuant to which the Purchaser will become the fee simple owner of the Freetown Properties; and (v) the parties desire to enter into a ground lease agreement, in the form attached hereto as Exhibit B (the “Lease Agreement”), pursuant to which the Purchaser will lease the Freetown Properties to the Company.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01     Definitions. As used in this Agreement, the following terms have the meanings indicated:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. For the avoidance of doubt, for purposes of this Agreement, the Company and its subsidiaries, on the one hand, and the Purchaser or any of its members, on the other, shall not be considered Affiliates.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Anti-Corruption Laws” has the meaning specified in Section 3.22(b).

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of Colorado are authorized or required by Law or other governmental action to close.

“Closing” has the meaning specified in Section 2.01.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the introductory paragraph of this Agreement.

“Company Related Parties” has the meaning specified in Section 5.02.

“Contract” means any contract, agreement, indenture, note, bond, mortgage, deed of trust, loan, instrument, lease, license, commitment or other arrangement, understanding, undertaking, commitment or obligation, whether written or oral.

“Deed to Company” has the meaning set forth in the recitals.

“Deed to Purchaser” has the meaning set forth in the recitals.

“Environmental Law” means any Laws pertaining to protection of the environment (including natural resources), the prevention of pollution, the remediation of contamination, the restoration of environmental quality, or occupational health and workplace safety, including all Laws addressing any release into the environment of, any exposure to, or any remediation of Hazardous Substance.

“Environmental Permits” means all approvals, authorizations, consents, licenses, permits, variances, waivers, exemptions, registrations of a Governmental Authority required under any Environmental Laws for the operation of the business of the Company or its subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“FCPA” has the meaning specified in Section 3.22(b).

“Freetown LLC” has the meaning set forth in the recitals.

“Freetown Properties” has the meaning set forth in the recitals.

“Freetown PSA” has the meaning set forth in the recitals.

“GAAP” means generally accepted accounting principles in the United States of America as of the date hereof; provided that for the financial statements of the Company prepared as of a certain date, GAAP referenced therein shall be GAAP as of the date of such financial statements.

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“Governmental Authority” means, with respect to a particular Person, any country, state, county, city and political subdivision in which such Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority which exercises valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein with respect to the Company means a Governmental Authority having jurisdiction over the Company or its subsidiaries or any of their respective Properties.

“Hazardous Substances” means (a) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (b) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (c) any petroleum, petroleum products, natural gas, oil and gas waste, and oil and any components or derivatives thereof, (d) any polychlorinated biphenyl, and (e) any pollutant, contaminant or hazardous or toxic, material, waste or substance regulated under any other Environmental Law.

“Indemnified Party” has the meaning specified in Section 5.03(b).

“Indemnifying Party” has the meaning specified in Section 5.03(b).

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law (including common law), rule or regulation.

“Lease Agreement” has the meaning set forth in the recitals.

“Lien” means any mortgage, claim, encumbrance, pledge, lien (statutory or otherwise), security agreement, conditional sale or trust receipt or a lease, consignment or bailment, preference or priority, assessment, deed of trust, charge, easement, servitude or other encumbrance upon or with respect to any property of any kind.

“Material Adverse Effect” means any change, event or effect that, individually or together with any other changes, events or effects, has or would reasonably be expected to have a material adverse effect on (a) the condition (financial or otherwise), business, prospects, properties, assets, net worth or results of operations of the Company and its subsidiaries, taken as a whole, or (b) the ability of the Company to perform its obligations under the Transaction Documents.

“New Shares” has the meaning set forth in the recitals.

“Organizational Documents” means, as applicable, an entity’s agreement or certificate of limited partnership, limited liability company agreement, certificate of formation, certificate or articles of incorporation, bylaws or other similar organizational documents.

“Permits” means any approvals, authorizations, consents, licenses, permits, variances, waivers, grants, franchises, concessions, exemptions, orders, registrations or certificates of a Governmental Authority.

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“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible (including intellectual property rights).

“Purchaser Related Parties” has the meaning specified in Section 5.01.

“Purchaser” has the meaning set forth in the introductory paragraph of this Agreement.

“Representatives” means, with respect to a specified Person, the investors, officers, directors, managers, employees, agents, advisors, counsel, accountants, investment bankers and other representatives of such Person.

“SEC Documents” has the meaning specified in Section 3.04.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Shares” has the meaning set forth in the recitals.

“Tax Return” has the meaning specified in Section 3.18(b).

“Taxes” has the meaning specified in Section 3.18(b).

“Third-Party Claim” has the meaning specified in Section 5.03(b).

“Transaction Documents” means, collectively, this Agreement, the Deed to Company, the Deed to Purchaser, the Lease Agreement, the Warrant and any and all other agreements or instruments executed and delivered to the Purchaser by the Company hereunder or thereunder, as applicable.

“Warrant” has the meaning set forth in the recitals.

“Warrant Shares” has the meaning set forth in the recitals.

Section 1.02     Accounting Procedures and Interpretation. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements of the Company and certificates and reports as to financial matters required to be furnished to the Purchaser hereunder shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the Commission) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.

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ARTICLE II
AGREEMENT TO SELL AND PURCHASE

Section 2.01     Closing. At the Closing, subject to the terms and conditions hereof, the Company hereby agrees to issue to the Purchaser the Shares and the Warrant. The consummation of the issuance of the Shares and the Warrant hereunder (the “Closing”) shall take place on date hereof at the offices of Baker Botts L.L.P., 910 Louisiana St., Houston, Texas 77002.

Section 2.02     Deliveries at the Closing.

(a)     Deliveries of the Company at the Closing. At the Closing, the Company shall deliver or cause to be delivered to the Purchaser:

(i)     An opinion from Hart & Hart, LLC, counsel for the Company, in the form attached hereto as Exhibit A, which shall be addressed to the Purchaser and dated the date hereof;

(ii)     Evidence of issuance of the Shares credited to book-entry accounts maintained by the Company, free and clear of any Liens, other than transfer restrictions under applicable federal and state securities laws;

(iii)     A certificate of the Chief Executive Officer of the Company, on behalf of the Company, dated the date hereof, certifying as to and attaching (A) the certificate of incorporation and bylaws of the Company and (B) board resolutions authorizing the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby, including the issuance of the Shares;

(iv)     The Lease Agreement, which shall have been duly executed by the Company;

(v)     The Deed to Company, which shall have been duly executed by Freetown LLC;

(vi)     The Deed to Purchaser, which shall have been duly executed by the Company;

(vii)     The Warrant, which shall have been duly executed by the Company; and

(viii)     Such other documents relating to the transactions contemplated by this Agreement as the Purchaser or its counsel may reasonably request.

(b)     Deliveries of the Purchaser at the Closing. At the Closing, the Purchaser shall deliver or cause to be delivered to the Company:

(i)     The Lease Agreement, which shall have been duly executed by the Purchaser;

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(ii)     The Warrant, which shall have been duly executed by the Purchaser;

(iii)     Evidence of payment by the Purchaser to Freetown LLC of the purchase price payable under the Freetown PSA; and

(iv)     Such other documents relating to the transactions contemplated by this Agreement as the Company or its counsel may reasonably request.

Section 2.03     Further Assurances. Each of the Company and the Purchaser shall use its respective commercially reasonable efforts to obtain all approvals and consents required by or necessary to consummate the transactions contemplated by this Agreement and the other Transaction Documents. Each of the Company and the Purchaser agrees to execute and deliver all such documents or instruments, to take all appropriate action and to do all other things it determines to be necessary, proper or advisable under applicable Laws and regulations or as otherwise reasonably requested by the other to consummate the transactions contemplated by this Agreement or the other Transaction Documents.

ARTICLE III
REPRESENTATIONS AND WARRANTIES AND
COVENANTS RELATED TO THE COMPANY

As of the date hereof, the Company represents and warrants to and covenants with the Purchaser as follows:

Section 3.01     Existence. Each of the Company and its subsidiaries has been duly incorporated or formed, as the case may be, and is validly existing as a limited liability company, limited partnership or corporation, as the case may be, in good standing under the Laws of its jurisdiction of incorporation or formation, as the case may be, and has the full limited liability company, limited partnership or corporate, as the case may be, power and authority to own or lease its Properties and assets and to conduct the businesses in all material respects which it is engaged, and is duly registered or qualified as a foreign limited liability company, limited partnership or corporation, as the case may be, for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure to so register or qualify would not (a) reasonably be expected to have a Material Adverse Effect or (b) subject the shareholders of the Company to any material liability or disability. None of the Company or any of its subsidiaries is in violation of its Organizational Documents.

Section 3.02     Capitalization and Valid Issuance of New Shares.

(a)     As of the date hereof, and prior to the issuance and sale of the Shares, the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 20,000,000 shares of preferred stock, par value $0.0001 per share, and the issued and outstanding capital stock of the Company consist of 17,031,000 shares of Common Stock. All outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

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(b)     The New Shares are duly authorized and, when issued and delivered to the Purchaser in accordance with the terms of this Agreement or the Warrant, will be validly issued, fully paid and nonassessable and will be free of any and all Liens and restrictions on transfer, other than (i) restrictions on transfer under applicable state and federal securities laws and (ii) such Liens as are created by the Purchaser.

(c)     There are no persons entitled to statutory, preemptive or other similar contractual rights to subscribe for the New Shares; and, except (i) for the New Shares to be issued pursuant to this Agreement and the Warrant, (ii) for awards issued pursuant to the Company’s long-term incentive plans or (iii) as disclosed in the SEC Documents, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, Company securities or ownership interests in the Company are outstanding.

Section 3.03     Ownership of Subsidiaries. All of the outstanding shares of capital stock or other equity interests of each subsidiary of the Company (a) have been duly authorized and validly issued (in accordance with the Organizational Documents of such subsidiary), are fully paid (in the case of an interest in a limited partnership or limited liability company, to the extent required under the Organizational Documents of such subsidiary) and nonassessable (except (i) in the case of an interest in a Delaware limited partnership or Delaware limited liability company, as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act or Sections 18-607 and 18-804 of the Delaware LLC Act, as applicable, (ii) in the case of an interest in a limited partnership or limited liability company formed under the laws of another domestic state, as such nonassessability may be affected by similar provisions of such state’s limited partnership or limited liability company statute, as applicable, and (iii) in the case of an interest in an entity formed under the laws of a foreign jurisdiction, as such nonassessability may be affected by similar provisions of such jurisdiction’s corporate, partnership, limited partnership or limited liability company statute, if any, as applicable) and (b) are owned, directly or indirectly, by the Company, free and clear of all Liens.

Section 3.04     SEC Documents. Except as disclosed in the SEC Documents, since January 1, 2016, the Company’s forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act (all such documents filed prior to the date hereof, collectively the “SEC Documents”) have been filed with the Commission on a timely basis. The SEC Documents, at the time filed (or in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequent SEC Document) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made in the case of any such documents other than a registration statement, not misleading, (b) complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and (c) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto. The financial statements of the Company and other financial information included in the SEC Documents were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly present (subject in the case of unaudited statements to normal and recurring and year-end audit adjustments) in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows of the Company and its consolidated subsidiaries for the periods then ended. The independent auditor of the Company as of the date of the most recent audited balance sheet of the Company is an independent registered public accounting firm with respect to the Company and has not resigned or been dismissed as independent registered public accountants of the Company as a result of or in connection with any disagreement with the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures. Since the date of the most recent balance sheet of the Company audited by such auditor, (i) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the SEC Documents fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto and (ii) except as disclosed in the SEC Documents, the Company is not aware of (x) any significant deficiency or material weakness in the design or operation of internal controls over financial reporting that are likely to adversely affect its ability to record, process, summarize and report financial data or (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls over financial reporting of the Company.

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Section 3.05     No Material Adverse Change. Except as expressly set forth in or contemplated by the SEC Documents, since June 30, 2016 through the date hereof no Material Adverse Effect has occurred.

Section 3.06     No Registration Required. Assuming the accuracy of the representations and warranties of the Purchaser contained in Article IV, the issuance and sale of the New Shares pursuant to this Agreement and the Warrant is exempt from registration requirements of the Securities Act, and neither the Company nor, to the knowledge of the Company, any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

Section 3.07     Litigation. Except as set forth in the SEC Documents, there are (a) no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries or to which any Property or asset of any such entity is subject and (b) no injunctions, restraining orders or orders of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Company or its subsidiaries is or may be subject, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or which challenges the validity of any of the Transaction Documents or the right of the Company to enter into any of the Transaction Documents or to consummate the transactions contemplated hereby and thereby and, to the knowledge of the Company, no such proceedings are threatened by Governmental Authorities or others.

Section 3.08     No Default. (a) None of the Company or its subsidiaries is in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any Governmental Authority having jurisdiction over it and (b) none of the Company or its subsidiaries is in breach, default (or an event that, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation would, if continued, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Company to perform its obligations under the Transaction Documents.

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Section 3.09     No Conflicts. None of (a) the offering, issuance and sale by the Company of the New Shares, (b) the execution, delivery and performance of the Transaction Documents, or (c) the consummation of the transactions contemplated hereby and thereby (i) constitutes or will constitute a violation of the Organizational Documents of any of the Company or its subsidiaries, (ii) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Company or its subsidiaries is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, Law, Permit or regulation or any order, judgment, decree or injunction of any court or Governmental Authority or body having jurisdiction over of the Company or its subsidiaries or any of their properties in a proceeding to which any of them or their property is or was a party, or (iv) results or will result in the creation or imposition of any Lien upon any property or asset of any of the Company or its subsidiaries, which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

Section 3.10     Authority; Enforceability. The Company has all requisite power and authority to issue, sell and deliver the New Shares, in accordance with and upon the terms and conditions set forth in this Agreement and the Warrant. All corporate action to be taken by the Company for the authorization, issuance, sale and delivery of the New Shares, the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby has been validly taken. No approval from the holders of outstanding Common Stock is required under the Organizational Documents of the Company or any applicable Law. Each of the Transaction Documents has been duly and validly authorized and has been or, with respect to the Transaction Documents to be delivered at the Closing, will be, validly executed and delivered by the Company, and constitutes, or will constitute, the legal, valid and binding obligations of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and by general principles of equity.

Section 3.11     Approvals. No authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by the Company of any of the Transaction Documents or the Company’s issuance and sale of the New Shares, except as may be required under the state securities or “Blue Sky” Laws.

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Section 3.12     Distribution Restrictions. No subsidiary of the Company is currently prohibited, directly or indirectly, from making any distributions to the Company or another subsidiary of the Company, from making any other distribution on such subsidiary’s equity interests, from repaying to the Company or its affiliates any loans or advances to such subsidiary from the Company or its affiliates or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary, except (i) as described in or contemplated by the SEC Documents and (ii) such prohibitions mandated by the laws of each such subsidiary’s state of formation.

Section 3.13     Investment Company Status. The Company is not now, and immediately after the issuance of the New Shares and the consummation of the transactions hereunder and under the Transaction Documents will not be, an “investment company” or a company controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.14     Certain Fees. No fees or commissions are or will be payable by the Company to brokers, finders or investment bankers with respect to the issuance of the New Shares or the Warrant or the consummation of the transactions contemplated by this Agreement or the Transaction Documents. The Company agrees that it will indemnify and hold harmless the Purchaser from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Company or alleged to have been incurred by the Company in connection with the issuance of the New Shares or the consummation of the transactions contemplated by this Agreement or the Transactions Documents.

Section 3.15     No Labor Disputes. No labor dispute with the employees of any of the Company exists or, to the knowledge of the Company, is imminent.

Section 3.16     Insurance. The Company maintains or is entitled to the benefits of insurance from reputable insurers covering its properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect it and its businesses in a commercially reasonable manner. All such insurance is outstanding and duly in force on the date hereof.

Section 3.17     Books and Records; Sarbanes-Oxley Compliance.

(a)     The Company maintains systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of the Company consolidated financial statements in conformity with GAAP and to maintain accountability for its assets, (iii) access to the assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(b)     The Company has established and maintains disclosure controls and procedures (to the extent required by and as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act), which are designed to provide reasonable assurance that material information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate, to allow for timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as of the end of the most recently completed fiscal quarter covered by the Company’s periodic reports filed with the Commission, and, except as disclosed in the SEC Documents, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

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(c)     The Company and, to the Company’s knowledge, its directors or officers, in their capacities as such, are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

Section 3.18     Taxes.

(a)     Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company has prepared and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed and all such filed Tax Returns are complete and accurate, (ii) the Company has timely paid all Taxes that are required to be paid by it, (iii) there are no audits, examinations, investigations, actions, suits, claims or other proceedings in respect of Taxes pending or threatened in writing nor has any deficiency for any Tax been assessed by any Governmental Authority in writing against the Company, and (iv) all Taxes required to be withheld by the Company have been withheld and paid over to the appropriate Tax authority (except, in the case of this clause (iv) or clause (i) or (ii) above, with respect to matters contested in good faith and for which adequate reserves have been established on the Company’s financial statements in accordance with GAAP).

(b)     As used in this Agreement, (i) “Taxes” means any and all domestic or foreign, federal, state, local or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including taxes on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers’ compensation or net worth, and taxes in the nature of excise, withholding, ad valorem or value added, and including any liability in respect of any items described above as a transferee or successor, pursuant to Section 1.1502-6 of the regulations promulgated by the U.S. Treasury Department pursuant to and in respect of provisions of the Internal Revenue Code of 1986, as amended (or any similar provision of state, local or foreign Law), or as an indemnitor, guarantor, surety or in a similar capacity under any Contract and (ii) “Tax Return” means any return, report or similar filing (including the attached schedules) filed or required to be filed with respect to Taxes (and any amendments thereto), including any information return, claim for refund or declaration of estimated Taxes.

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Section 3.19     Compliance with Laws; Environmental Laws.

(a)     The Company is not in violation of any Law applicable to the Company, except as would not, individually or in the aggregate, have a Material Adverse Effect. The Company possesses all Permits issued by the appropriate regulatory authorities necessary to own its properties and to conduct its business, except where the failure to possess such Permits would not, individually or in the aggregate, have a Material Adverse Effect, and the Company has not received any written notice of proceedings relating to the revocation or modification of any such Permit, except where such potential revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(b)     The Company has timely applied for or obtained and is in compliance with all such obtained material Environmental Permits required for its operations as currently conducted, except as (i) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) have been disclosed in SEC Documents. The Company has not received written notice of any pending action or proceeding and, to the knowledge of the Company, no action or proceeding is threatened, to suspend, revoke, modify or terminate any Environmental Permit held by it that would have a Material Adverse Effect. The operations of the Company are in compliance with all applicable Environmental Laws and, to the knowledge of the Company, no occurrences or conditions currently exist that would reasonably be expected to adversely affect the Company’s continued compliance with such Environmental Laws and any Environmental Permits issued thereunder, except as (A) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (B) have been disclosed in SEC Documents. There are no present claims asserted against the Company under applicable Environmental Laws, including claims relating to the release, spill or disposal of any Hazardous Substances resulting from the operations of the Company, except as such claims (1) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (2) have been disclosed in SEC Documents. Notwithstanding any other provision of this Agreement, the representations and warranties set forth in this Section 3.19(b) are the only representations and warranties relating to Environmental Laws or Environmental Permits.

Section 3.20     Required Disclosures and Descriptions. There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or its subsidiaries, or to which any of the Company or its subsidiaries is a party, or to which any of their respective properties is subject, that are required to be described in the SEC Documents but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the SEC Documents or to be filed as an exhibit to the SEC Documents that are not described or filed as required by the Securities Act or the Exchange Act.

Section 3.21     Title to Property. Each of the Company and its subsidiaries has good and indefeasible title to all real property and good title to all personal property described in the SEC Documents as owned by such entities, free and clear of all Liens except such (a) as are described in the SEC Documents, or (b) as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

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Section 3.22     FCPA; OFAC; Anti-Corruption.

(a)     The Company has not, no Affiliate or agent of the Company has, and no other Person acting on behalf of or associated with the Company, acting alone or together, has: (i) received, directly or indirectly, any rebates, payments, commissions, promotional allowances, or any other economic benefits, regardless of their nature or type, from any customer, supplier, or employee or agent of any customer or supplier; or (ii) directly or indirectly given or agreed to give any money, gift or similar benefit to any customer, supplier, or employee or agent of any customer or supplier, any official or employee of any Governmental Authority (domestic or foreign), or any political party or candidate for office, or other Person who was, is or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction), in each case which: (A) may subject the Company to any damage or penalty in any civil, criminal, or governmental legal proceeding; (B) if given in the past, may have had an adverse effect on the assets, business, or operations of the Company; or (C) if continued in the future, may adversely affect the assets, business, or operations of the Company.

(b)     The Company is not aware of or has, nor to the Company’s knowledge has any of its employees, agents, advisors, consultants, representatives, or others for whom any of them may have responsibility, taken any action, directly or indirectly, that constitutes: (i) a breach or an alleged breach by such Persons of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay, or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; or (ii) a breach or alleged breach by such Persons of any other applicable Laws relating to bribery or corruption (the “Anti-Corruption Laws”).

(c)     None of the Company or any director or officer of the Company, and to the knowledge of the Company, no agent, employee or affiliate of the Company, is the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority.

(d)     The Company has conducted its business in compliance with the FCPA and the Anti-Corruption Laws and has retained, and will continue to retain, accurate books and records and has instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

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ARTICLE IV
REPRESENTATIONS AND WARRANTIES AND
COVENANTS OF THE PURCHASER

The Purchaser represents and warrants and covenants to the Company as follows:

Section 4.01     Existence. The Purchaser is duly organized and validly existing and in good standing under the laws of its state of formation, with all necessary limited liability company power and authority to own properties and to conduct its business as currently conducted.

Section 4.02     Authorization, Enforceability. The Purchaser has all necessary limited liability company power and authority to enter into, deliver and perform its obligations under the Transaction Documents. The execution, delivery and performance of the Transaction Documents by the Purchaser and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary limited liability company action, and no further consent or authorization of the Purchaser is required. Each of the Transaction Documents has been duly executed and delivered by the Purchaser, and constitutes the legal, valid and binding obligations of the Purchaser; provided, that, with respect to each such agreement, the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

Section 4.03     No Breach. The execution, delivery and performance of the Transaction Documents by the Purchaser and the consummation by the Purchaser of the transactions contemplated thereby will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which the Purchaser is a party or by which the Purchaser is bound or to which any of the property or assets of the Purchaser is subject, (b) conflict with or result in any violation of the provisions of the Organizational Documents of the Purchaser, or (c) violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Purchaser or the property or assets of the Purchaser, except in the case of clauses (a) and (c) for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by the Transaction Documents.

Section 4.04     Certain Fees. No fees or commissions are or will be payable by the Purchaser to brokers, finders or investment bankers with respect to the purchase of the New Shares or the Warrant or the consummation of the transactions contemplated by this Agreement, except for fees or commissions for which the Company is not responsible. The Purchaser agrees that it will indemnify and hold harmless the Company from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Purchaser or alleged to have been incurred by the Purchaser in connection with the purchase of the New Shares or the consummation of the transactions contemplated by this Agreement.

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Section 4.05     Unregistered Securities.

(a)     Accredited Investor Status; Sophisticated Purchaser. The Purchaser is an “accredited investor” within the meaning of Rule 501 under the Securities Act and is able to bear the risk of its investment in the New Shares. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the New Shares. The Purchaser understands that its purchase of the New Shares involves a high degree of risk. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the New Shares.

(b)     Legends. The Purchaser understands that, until such time as the New Shares have been registered pursuant to the provisions of the Securities Act, or the New Shares are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the New Shares will bear a restrictive legend:

THIS SECURITY HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (the “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED OR SOLD UNLESS (I) REGISTERED AND QUALIFIED PURSUANT TO THE APPLICABLE PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS, (II) PURSUANT TO RULE 144 OF THE SECURITIES ACT OR (III) AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION APPLIES. THEREFORE, NO SALE OR TRANSFER OF THIS SECURITY SHALL BE MADE, NO ATTEMPTED SALE OR TRANSFER SHALL BE VALID, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE ANY EFFECT TO ANY SUCH TRANSACTION UNLESS (A) SUCH TRANSACTION HAS BEEN DULY REGISTERED UNDER THE SECURITIES ACT AND QUALIFIED OR APPROVED UNDER APPROPRIATE STATE SECURITIES LAWS OR (B) THIS SECURITY MAY BE SOLD PURSUANT TO RULE 144 OF THE SECURITIES ACT.

The Purchaser understands that, until such time as the New Shares have been registered pursuant to the provisions of the Securities Act, or the New Shares are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the New Shares will bear the restrictive legend set forth above.

(c)     Purchase Representation. The Purchaser is purchasing the Shares for its own account and not with a view to distribution in violation of any securities laws. The Purchaser has been advised and understands the New Shares have not been registered under the Securities Act or under the “blue sky” laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the Securities Act (or if eligible, pursuant to the provisions of Rule 144 promulgated under the Securities Act or pursuant to another available exemption from the registration requirements of the Securities Act). The Purchaser has been advised and understands that the Company, in issuing the Shares, is relying upon, among other things, the representations and warranties of the Purchaser contained in this Article IV in concluding that such issuance is a “private offering” and is exempt from the registration provisions of the Securities Act.

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(d)     Rule 144. The Purchaser understands that there may not exist or develop a public market for the New Shares and that the New Shares must be held indefinitely unless and until the New Shares are registered under the Securities Act or an exemption from registration is available. The Purchaser has been advised of and is aware of the provisions of Rule 144 promulgated under the Securities Act.

ARTICLE V
INDEMNIFICATION, COSTS AND EXPENSES

Section 5.01     Indemnification by the Company. The Company agrees to indemnify the Purchaser and its Representatives (collectively, the “Purchaser Related Parties”) from costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a Third-Party Claim, as a result of, arising out of, or in any way related to (a) the failure of any of the representations or warranties made by the Company contained herein to be true and correct in all material respects as of the date made (except to the extent any representation or warranty includes the word “material,” Material Adverse Effect or words of similar import, with respect to which such representation or warranty, or applicable portions thereof, must have been true and correct) or (b) the breach of any covenants of the Company contained herein, provided that, in the case of the immediately preceding clause (a), such claim for indemnification is made prior to the expiration of the survival period of such representation or warranty; provided, however, that for purposes of determining when an indemnification claim has been made, the date upon which a Purchaser Related Party shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to the Company shall constitute the date upon which such claim has been made. No Purchaser Related Party shall be entitled to recover special, indirect, exemplary, incidental, lost profits, speculative or punitive damages under this Section 5.01; provided, however, that such limitation shall not prevent any Purchaser Related Party from recovering under this Section 5.01 for any such damages to the extent that such damages are direct damages in the form of diminution in value or are payable to a third party in connection with any Third-Party Claims.

Section 5.02     Indemnification by the Purchaser. The Purchaser agrees to indemnify the Company and its Representatives (collectively, the “Company Related Parties”) from, costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a Third-Party Claim, as a result of, arising out of, or in any way related to (a) the failure of any of the representations or warranties made by the Purchaser contained herein to be true and correct in all material respects as of the date made or (b) the breach of any of the covenants of the Purchaser contained herein, provided that, in the case of the immediately preceding clause (a), such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of the survival period of such representation or warranty; provided, however, that for purposes of determining when an indemnification claim has been made, the date upon which a Company Related Party shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to the Purchaser shall constitute the date upon which such claim has been made. No Company Related Party shall be entitled to recover special, indirect, exemplary, incidental, lost profits, speculative or punitive damages under this Section 5.02; provided, however, that such limitation shall not prevent any Company Related Party from recovering under this Section 5.02 for any such damages to the extent that such damages are direct damages in the form of diminution in value or payable to a third party in connection with any Third-Party Claims.

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Section 5.03     Indemnification Procedure.

(a)     A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by notice to the party from whom indemnification is sought; provided, however, that failure to so notify the indemnifying party shall not preclude the indemnified party from any indemnification which it may claim in accordance with this Article V, except as otherwise provided in Section 5.01 and Section 5.02.

(b)     Promptly after any Company Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement (each a “Third-Party Claim”), the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such Third-Party Claim, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such Third-Party Claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter. If the Indemnifying Party undertakes to defend or settle, it shall promptly, and in no event later than ten (10) days, notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has, within ten (10) Business Days of when the Indemnified Party provides written notice of a Third-Party Claim, failed (1) to assume the defense or employ counsel reasonably acceptable to the Indemnified Party and (2) notify the Indemnified Party of such assumption or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. The Indemnifying Party shall not, in connection with any Third-Party Claim, be liable for the fees and expenses of more than one separate counsel (in addition to local counsel) for all Indemnified Parties in connection with such Third-Party Claim, except to the extent the use of one counsel to represent all Indemnified Parties in respect of such Third-Party Claim would present such counsel with an actual or potential conflict of interest. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party. The remedies provided for in this Section 5.03 are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

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ARTICLE VI
MISCELLANEOUS

Section 6.01     Expenses. Except as otherwise provided in the Transaction Documents, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with the Transaction Documents and the transactions contemplated thereby shall be paid by the party incurring such costs and expenses.

Section 6.02     Interpretation. Article, Section, Schedule and Exhibit references in this Agreement are references to the corresponding Article, Section, Schedule or Exhibit to this Agreement, unless otherwise specified. All Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof as if set forth in full herein and are an integral part of this Agreement. All references to instruments, documents, Contracts and agreements are references to such instruments, documents, Contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Whenever the Company has an obligation under the Transaction Documents, the expense of complying with that obligation shall be an expense of the Company unless otherwise specified. Any reference in this Agreement to “$” shall mean U.S. dollars. Whenever any determination, consent or approval is to be made or given by the Purchaser, such action shall be in the Purchaser’s sole discretion, unless otherwise specified in this Agreement. If any provision in the Transaction Documents is held to be illegal, invalid, not binding or unenforceable, (a) such provision shall be fully severable and the Transaction Documents shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of the Transaction Documents, and the remaining provisions shall remain in full force and effect, and (b) the parties hereto shall negotiate in good faith to modify the Transaction Documents so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to the Transaction Documents, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. Any words imparting the singular number only shall include the plural and vice versa. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

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Section 6.03     Survival of Provisions. The representations and warranties set forth in Section 3.01, Section 3.02, Section 3.10, Section 3.14, Section 4.01, Section 4.02, Section 4.04, and Section 4.05 hereunder shall survive the execution and delivery of this Agreement indefinitely and the other representations and warranties set forth herein shall survive for a period of twenty-four (24) months following the date hereof, regardless of any investigation made by or on behalf of the Company or the Purchaser. The covenants made in this Agreement or any other Transaction Document shall survive the Closing and remain operative and in full force and effect regardless of acceptance of the Shares and the Warrant. Regardless of any purported general termination of this Agreement, the provisions of Article V and all indemnification rights and obligations of the Company and the Purchaser thereunder, and this Article VI shall remain operative and in full force and effect as between the Company and the Purchaser, unless the Company and the Purchaser execute a writing that expressly (with specific references to the applicable Section or subsection of this Agreement) terminates such rights and obligations as between the Company and the Purchaser.

Section 6.04     No Waiver; Modifications in Writing.

(a)     Delay. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b)     Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of any Transaction Document shall be effective unless signed by each of the parties thereto affected by such amendment, waiver, consent, modification or termination. Any amendment, supplement or modification of or to any provision of any Transaction Document, any waiver of any provision of any Transaction Document and any consent to any departure by the Company from the terms of any provision of any Transaction Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances. Any investigation by or on behalf of any party shall not be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.

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Section 6.05     Binding Effect. This Agreement shall be binding upon the Company, the Purchaser and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

Section 6.06     Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses

(a)     If to the Purchaser:

Baker Botts L.L.P.

910 Louisiana St.

Houston, Texas 77002
Attention: Hillary Holmes
Facsimile: (713) 229-7708
Email: hillary.holmes@bakerbotts.com

(b)     If to the Company:

AmeriCann, Inc.

3200 Brighton Blvd., Unit 144

Denver, Colorado 80216
Attention: Tim Keogh
Email: timk@americann.co

with a copy to (which shall not constitute notice):

Hart & Hart, LLC

1624 Washington St.

Denver, Colorado 80203

Attention: Bill Hart

Email: harttrinen@aol.com

or to such other address as the Company or the Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt of the overnight courier copy, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

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Section 6.07     Removal of Legend. In connection with a sale of the New Shares by the Purchaser in reliance on Rule 144 promulgated under the Securities Act, the Purchaser or its broker shall deliver to the Company a broker representation letter providing to the Company any information the Company deems necessary to determine that the sale of such New Shares is made in compliance with Rule 144 promulgated under the Securities Act, including, as may be appropriate, a certification that the Purchaser is not an affiliate of the Company (as defined in Rule 144 promulgated under the Securities Act) and a certification as to the length of time the such New Shares have been held. Upon receipt of such representation letter, the Company shall promptly remove the notation of a restrictive legend in the Purchaser’s or the book-entry account maintained by the Company, including the legend referred to in Section 4.05, and the Company shall bear all costs associated therewith. At such time as the New Shares have been held by the Purchaser for more than one year where the Purchaser is not, and has not been in the preceding three months, an affiliate of the Company (as defined in Rule 144 promulgated under the Securities Act), if the book-entry account of such New Shares still bears the notation of the restrictive legend referred to in Section 4.05, the Company agrees, upon request of the Purchaser or its permitted assignee, to take all steps necessary to promptly effect the removal of the legend described in Section 4.05 from such New Shares, and the Company shall bear all costs associated therewith, regardless of whether the request is made in connection with a sale or otherwise, so long as the Purchaser or its permitted assigns provide to the Company any information the Company deems reasonably necessary to determine that the legend is no longer required under the Securities Act or applicable state laws, including (if there is no such registration statement) a certification that the holder is not an affiliate of the Company (as defined in Rule 144 promulgated under the Securities Act), as well as a covenant to inform the Company if it should thereafter become an affiliate (as defined in Rule 144 promulgated under the Securities Act) and to consent to the notation of an appropriate restriction, and a certification as to the length of time such New Shares have been held. The Company shall cooperate with the Purchaser to effect the removal of the legend referred to in Section 4.05 at any time such legend is no longer appropriate.

Section 6.08     Entire Agreement. This Agreement, the other Transaction Documents and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to in this Agreement, the other Transaction Documents or the other agreements and documents referred to herein or therein with respect to the rights granted by the Company or any of its Affiliates or the Purchaser or any of its Affiliates set forth herein or therein. This Agreement, the other Transaction Documents and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.

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Section 6.09     Governing Law; Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of laws. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of New York, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of New York over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 6.10     Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 6.11     Exclusive Remedy.

(a)     Each party hereto hereby acknowledges and agrees that the rights of each party to consummate the transactions contemplated hereby are special, unique and of extraordinary character and that, if any party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching party may be without an adequate remedy at law. If any party violates or fails or refuses to perform any covenant or agreement made by such party herein, the non-breaching party subject to the terms hereof and in addition to any remedy at law for damages or other relief, may institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.

(b)     The sole and exclusive remedy for any and all claims arising under, out of, or related to this Agreement or the transactions contemplated hereby, shall be the rights of indemnification set forth in Article V only, and no Person will have any other entitlement, remedy or recourse, whether in contract, tort or otherwise, it being agreed that all of such other remedies, entitlements and recourse are expressly waived and released by the parties hereto to the fullest extent permitted by Law. Notwithstanding anything in the foregoing to the contrary, nothing in this Agreement shall limit or otherwise restrict a fraud claim brought by any party hereto or the right to seek specific performance pursuant to Section 6.11(a).

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Section 6.12     No Recourse Against Others.

(a)     All claims, obligations, liabilities or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with or relate in any manner to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and are expressly limited to) the Company and the Purchaser. No Person other than the Company or the Purchaser, including no member, partner, stockholder, Affiliate or Representative thereof, nor any member, partner, stockholder, Affiliate or Representative of any of the foregoing, shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to this Agreement or based on, in respect of or by reason of this Agreement or its negotiation, execution, performance or breach; and, to the maximum extent permitted by Law, each of the Company and the Purchaser hereby waives and releases all such liabilities, claims, causes of action and obligations against any such third Person.

(b)     Without limiting the foregoing, to the maximum extent permitted by Law, (i) each of the Company and the Purchaser hereby waives and releases any and all rights, claims, demands or causes of action that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of the other or otherwise impose liability of the other on any third Person, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization or otherwise; and (ii) each of the Company and the Purchaser disclaims any reliance upon any third Person with respect to the performance of this Agreement or any representation or warranty made in, in connection with or as an inducement to this Agreement.

Section 6.13     No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than (a) the Company, (b) the Purchaser, (c) solely for purposes of Section 6.12, any member, partner, stockholder, Affiliate or Representative of the Company or the Purchaser, or any member, partner, stockholder, Affiliate or Representative of any of the foregoing; and (d) solely for purposes of Article V, any Company Related Party or Purchaser Related Party.

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Section 6.14     Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

AMERICANN, INC.

By:	/s/ Timothy Keogh
Name:	Timothy Keogh
Title:	Chief Executive Officer

MASSACHUSETTS MEDICAL PROPERTIES, LLC

By:	/s/ J.F. Barton
Name:	J.F. Barton
Title:	Authorized Person

AmeriCann Exh. 10.6 Share Purch Agree Mass. Med. 2-1-17

Exhibit A

Exhibit A

FORM OF OPINION OF HART & HART, LLC

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Share Purchase Agreement (the “Purchase Agreement”). The Company shall furnish to the Purchaser at the Closing an opinion of Hart & Hart, LLC, counsel for the Company, addressed to the Purchaser and dated the date hereof in form satisfactory to the Purchaser, stating that:

(i)      Each of the Company and its subsidiaries is validly existing and in good standing under the laws of its jurisdiction of formation. Each of the Company and its subsidiaries has all requisite power and authority under the laws of its jurisdiction of formation necessary to own or lease its properties and to conduct its business, in each case in all material respects as described in the SEC Documents.

(ii)      Except as have been waived or satisfied, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any interests in the Company.

(iii)      The New Shares to be issued and sold to the Purchaser by the Company pursuant to the Purchase Agreement and the Warrant, as applicable, have been duly authorized in accordance with the Organizational Documents of the Company and, when issued and delivered to the Purchaser against payment therefor in accordance with the terms of the Purchase Agreement or Warrant, as applicable, will be validly issued, fully paid and nonassessable.

(iv)      No consent, approval, authorization, filing with or order of any federal or Delaware court, Governmental Authority or body having jurisdiction over the Company is required for the issuance and sale by the Company of the New Shares, the execution, delivery and performance by the Company of the Transaction Documents, or the consummation of the transactions contemplated by the Transaction Documents, except those that have been obtained.

(v)      Assuming the accuracy of the representations and warranties of the Purchaser and the Company contained in the Purchase Agreement and the Warrant, the offer, issuance and sale of the New Shares by the Company to the Purchaser solely in the manner contemplated by the Purchase Agreement or the Warrant are exempt from the registration requirements of the Securities Act; provided, however, that no opinion is expressed as to any subsequent sale or resale of the New Shares.

(vi)      The Company is not an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(vii)      None of the offering, issuance or sale by the Company of the New Shares or the execution, delivery and performance of the Transaction Documents by the Company, or the consummation of the transactions contemplated thereby will result in a breach or violation of (A) the Organizational Documents of the Company or any of its subsidiaries, (B) any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or properties may be bound, or (C) any applicable Law, which in the case of clauses (B) or (C) would be reasonably expected to have a Material Adverse Effect.

(viii)      Each of Transaction Documents has been duly authorized and validly executed and delivered by the Company, and constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except insofar as the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

Exhibit A

Exhibit B

FORM OF Lease Agreement

(See attached.)

 Exhibit B

GROUND LEASE

DATED as of October 17, 2016

between

Massachusetts Medical Properties LLC, as Landlord

and

AmeriCann, Inc., as Tenant

GROUND LEASE

This Ground Lease is entered into as of October 17, 2016, by and between Massachusetts Medical Properties LLC, a Delaware limited liability company having a principal place of business at P. O. Box 558, Wood River, IL 62095 (“Landlord”) and AmeriCann, Inc., a Colorado corporation having a principal place of business at 3200 Brighton Blvd., Suite 114, Denver, CO 80216 (“Tenant”).

In consideration of the covenants and agreements set forth herein, the parties to this Ground Lease (“Lease”) hereby agree to the following:

1.     DEFINITIONS

The following terms whenever initially capitalized and used herein shall have the following meanings:

“Additional Rent” shall have the meaning set forth in Section 4.3 of this Lease.

“Alteration” shall have the meaning set forth in Section 8.4 of this Lease.

“Award” shall mean all compensation, sums or anything of value awarded, paid or received in a total or a partial Condemnation.

“Base Rent” shall mean the greatest of (i) Thirty Thousand Dollars ($30,000.00) per month ($360,000.00 per Year), (ii) Thirty-Eight Cents ($0.38) per month ($4.50 per Year) multiplied by the total square footage of all Completed Buildings (as such term is defined in Section 9.3 hereof) at the Premises, or (iii) Turnover Rent (as such term is defined in Section 4.1 hereof).

“Buildings” shall mean any and all structures and improvements constructed on the Premises (including, but not limited to, any greenhouse facilities), any additional construction thereof, and any restoration or replacement thereof, and any alterations, additions or improvements made thereto pursuant to the provisions hereof, and any new structures placed thereon, including, without limitation, the improvements to be constructed pursuant to Article 9 of this Lease.

“Building Equipment” shall mean all equipment, including without limitation, machinery, apparatus, fittings, plumbing equipment and fixtures, heating and air conditioning equipment and fixtures, lighting fixtures, now or hereafter attached to the Premises and the property of Tenant, but not including equipment used solely for construction of Building.

“Commencement Date” shall be the date of execution of this Lease.

“Condemnation” shall mean (i) the taking by a Condemnor of the title to or the possession or use of all or part of the Premises by virtue of condemnation, eminent domain or for any public or quasi-public use and (ii) a voluntary sale or transfer by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

“Condemnor” shall mean any public or quasi-public authority, or private corporation or individual having the power of Condemnation.

“Contested Imposition” shall have the meaning set forth in Section 4.7 of this Lease.

“Event of Default” shall have the meaning set forth in Section 16.1 of this Lease.

“Force Majeure” or “Unavoidable Delays” shall mean acts of God, strikes, lockouts, material or labor restrictions by any governmental authority, war, civil riot, fire, floods, and any other unavoidable casualties not reasonably within the control of the Landlord or Tenant and which Landlord or Tenant is unable, wholly or in part, to prevent or overcome upon the exercise of due diligence.

“Governmental Authority” shall mean the United States of America, the Commonwealth of Massachusetts, the Town of Freetown, the County of Bristol, and any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of them.

“Impositions” shall have the meaning set forth in Section 4.4 of this Lease.

“Land” shall have the meaning set forth in Section 2.1 of this Lease.

“Legal Requirements” shall mean any and all present and future laws, acts, rules, requirements, orders, directions, ordinances, regulations, judgments, decrees or injunctions of or by any Governmental Authority, ordinary or extraordinary, foreseen or unforeseen which may at any time be applicable to the Premises or any part thereof or to any condition or use thereof and all licenses, permits and other governmental consents which are or may be required for the use and occupancy of the Premises for the Permitted Uses.

“Mortgage” shall mean any mortgage, deed of trust or other indenture constituting a lien on the Land and/or this Lease or any interest therein, together with the note or obligations which it secures.

“Mortgagee” shall mean the holder, trustee or beneficiary of any Mortgage.

“Permitted Mortgage” shall mean any mortgage which constitutes, or any security interest given in connection therewith which together constitute, a lien upon the leasehold estate hereby created and Tenant's interest in the Buildings (including Tenant's interest as sublessor in any present or future subleases and any other interest of Tenant in the Building Equipment), which mortgage complies with the requirements of Section 15.3.

“Permitted Uses” shall mean the operation of a cannabis cultivation facility, registered marijuana distribution center, and any other uses permitted by Legal Requirements.

“Premises” shall mean the Land, the Buildings and the Building Equipment located at certain property known and numbered as Lot 1A and Lot 3A, Ridge Hill Road, Freetown, MA and more particularly described in the Bristol County Registry of Deeds in Book 6740, Page 36.

“Rent Commencement Date” shall mean the date that is six (6) months following the Commencement Date.

“Sublease” shall mean any agreement, written or oral, entered into by Tenant by which any entity is given any rights of use or occupancy of or any benefit flowing from the Premises or any portion thereof, including a permit, license or concession.

“Substantial Alteration” shall have the meaning set forth in Section 8.4 of this Lease.

“Term” shall mean the period of fifty (50) Years beginning on the Commencement Date and ending on the Termination Date as provided herein, subject to Tenant’s right to extend as set forth in Section 3.3 of this Lease.

“Termination Date” shall mean the date fifty (50) Years from the Commencement Date, or such earlier date of termination of this Lease in accordance herewith, subject to Tenant’s right to extend as set forth in Section 3.3 of this Lease.

“Year” shall mean, unless otherwise specified, a 12 month period beginning on the Commencement Date, and each successive Year thereafter shall commence on the anniversary of the Commencement Date.

2.     LEASE OF LAND

2.1.     Land. Landlord, for and in consideration of the rents, covenants and agreements herein contained on the part of Tenant to be paid, kept and performed, has leased, rented, let and demised, and by these presents does lease, rent, let and demise, unto Tenant, and Tenant does hereby take, accept and hire, upon and subject to the conditions hereinafter expressed, all those certain plots and parcels of land, more particularly described in Exhibit A annexed hereto and made a part hereof, together with all rights, privileges and easements appurtenant thereto or which are hereinafter provided in this Lease, (hereinafter collectively called the “Land”).

3.     TERM

3.1.     Term. The Term of this Lease will commence on the Commencement Date. Tenant shall accept possession of the Premises on the Commencement Date, and by such acceptance shall be deemed to have accepted the Premises in their condition as of the Commencement Date. For so long as Tenant timely pays the Rent, complies with and performs all obligations and covenants required by it under this Lease, and no Event of Default (as hereinafter defined) exists or continues beyond any applicable cure period, then Tenant shall have the right to hold and occupy the Premises for the Term.

3.2.     Termination Date. This Lease shall terminate on the Termination Date, subject to Tenant’s right to extend as set forth below. It is intended that at no time during the Term will the Landlord have title to any improvements that may be constructed upon the Premises, including, without limitation, the Buildings, and that such title shall continue to be in the name of Tenant until the expiration or earlier termination of this Lease.

3.3.     Option to Extend. Subject to the further provisions of this Section 3.3, Tenant shall have the right and option to extend the Term for four (4) additional periods of ten (10) Years each (each, an “Extension Term”). The first Extension Term shall commence immediately upon expiration of the initial Term and each successive Extension Term shall commence upon the expiration of the preceding Extension Term, provided that Tenant shall give Landlord notice of Tenant’s exercise of such option no later than twelve (12) months prior to the then scheduled expiration of the Term. Notwithstanding anything to the contrary contained herein, it shall be a condition to Tenant’s exercise of its option to extend that no default, or event which with the giving of notice or the passage of time, or both, would constitute a default exist (unless the same is cured within the applicable cure period) at the time of Tenant giving such notice to extend or at the commencement of the applicable Extension Term. The expression “Term” shall mean the initial Term and any Extension Term. All the terms, covenants, conditions, provisions and agreements in the Lease contained herein shall be applicable to any Extension Term. If Tenant shall give notice of its exercise of said option to extend in the manner, within the time period provided aforesaid and with all conditions to such exercise satisfied, the Term shall be extended upon the giving of such notice without the requirement of any further action on the part of either Landlord or Tenant.

4.     RENT

4.1     Base Rent. (a) Tenant shall pay to Landlord in United States dollars at the address for Landlord specified in the first paragraph of this Lease, during the Term of this Lease the Base Rent as set forth in Section 1, except as otherwise set forth below. The Base Rent shall commence to accrue on the Commencement Date; however, no Base Rent shall be payable until the Rent Commencement Date. On the Rent Commencement Date, Tenant shall pay all Base Rent that has accrued from the Commencement Date (i.e. six (6) months of Base Rent payments). Thereafter, Tenant shall pay Base Rent monthly in accordance with this Article 4. All payments of Base Rent shall be made without notice in equal monthly installments in advance on the first day of each and every month of the Term hereof, commencing on the Rent Commencement Date. If the Rent Commencement Date falls on a date other than the first calendar day of a month, or the Termination Date falls on a date other than the last calendar day of a month, then the Base Rent due for such partial month shall be prorated based upon the actual number of days falling within said month.

(b)     Commencing as of the first day of the month of the fifth anniversary of the Commencement Date and on the first day of the month of each successive five (5) year period thereafter, there will be an adjustment (hereinafter referred to as the “Base Rent Adjustment”) in each component of Base Rent other than Turnover Rent calculated by adding to such component of Base Rent in effect during the immediately preceding Year the product of: (i) such component of Base Rent multiplied by (ii) the positive percentage increase in the Consumer Price Index between Year 1 of such immediately preceding 5 Year period and Year 5 of such immediately preceding 5 Year period, provided that such Base Rent shall never be less than the Base Rent for the immediately preceding Year. The following example is included for illustration purposes regarding the calculation of the Base Rent Adjustment: if the Base Rent in effect prior to the Base Rent Adjustment is $30,000 per month and the positive percentage increase in the Consumer Price Index between Year 1 and Year 5 of the preceding 5 Year period is 5%, the Base Rent shall be adjusted as follows: $30,000 plus ($30,000 multiplied by 5% which equals $1500), such that the adjusted Base Rent shall be $31,500 for the next 5 Year period.

(c)     The “Consumer Price Index” shall be the Index for All Urban Consumers, U. S. Cities Average published by the Bureau of Labor Statistics of the U.S. Department of Labor. If the Consumer Price Index shall cease to be published, there shall be substituted therefor a price index published by the Bureau of Labor Statistics, or its successor government agency, which is intended to be representative of substantially similar changes in the cost of living as mutually agreed upon by Landlord and Tenant.

(d)     As used herein, “Turnover Rent” shall mean one and one half percent (1.5%) of all gross monthly sales defined as all sales of cannabis, cannabis-infused products and non-cannabis products sold by Tenant, any assignee of Tenant or any subtenants of the Premises. All sales as referenced in the preceding sentence shall include, without limitation, sales tracked through state approved tracking software and include sales to patients via the dispensary or delivery or, via wholesale transactions with a licensed Registered Marijuana Dispensary or other legal transactions permitted under Massachusetts law. Tenant hereby represents and warrants to Landlord that Tenant shall include provisions requiring subtenants of the Premises to pay Turnover Rent in all subleases entered into by Tenant with respect to the Premises. Landlord shall have the right to request confirmation of such representation from time to time. If Turnover Rent is payable as Base Rent, Tenant shall pay such Turnover Rent one month in arrears not later than ten (10) days following the end of the month for which Turnover Rent is payable. Tenant shall require monthly accounting of gross sales from all subtenants so that Tenant can determine the amount of Turnover Rent that shall be owed each month, and Tenant shall provide copies of such monthly accounting records to Landlord when Tenant pays Turnover Rent. Landlord shall have the right to audit Tenant’s records with respect to the monthly gross sales of its subtenants for the purpose of confirming the Turnover Rent paid not more than once per year.

4.2.     Base Rent Absolutely Net. It is the purpose and intent of Landlord and Tenant that Base Rent payable hereunder shall be absolutely net to Landlord so that this Lease shall yield to Landlord the Base Rent herein specified, in each Year during the Term, free of any charges, assessments, Impositions or deductions of any kind charged, assessed, or imposed on or against the Land and the Premises, and without abatement, deduction or set-off by the Tenant, except as hereinafter specifically otherwise provided, and Landlord shall not be expected or required to pay any such charge, assessment or Imposition, or be under any obligation or liability hereunder except as herein expressly set forth, and that all costs, expenses and obligations of any kind relating to the maintenance and operation of the Land, including all alterations, repairs, reconstruction and replacements as provided in this Lease, which may arise or become due during the Term hereof shall be paid by Tenant, and Landlord shall be indemnified and saved harmless by Tenant from and against such costs, expenses and obligations.

4.3.     Additional Rent. Tenant shall also pay without notice (except as specifically provided) and without abatement, deduction or set-off as additional rent (“Additional Rent”), all sums, Impositions, costs, expenses and other payments which Tenant in any of the provisions of this Lease assumes or agrees to pay and in the event of any non-payment of Additional Rent, Landlord shall have (in addition to all other rights and remedies) all the rights and remedies provided for herein or by law in the case of non-payment of Base Rent. On the Rent Commencement Date, Tenant shall pay to Landlord as Additional Rent (i) the amount of $21,322.58 and any additional amount actually paid by Landlord at closing to reimburse Landlord for costs paid by Landlord at the closing of the acquisition of the Land and (ii) for all legal fees incurred by Landlord in connection with the transaction. Such amounts may be paid from the Construction Escrow if such amount is reflected on the construction budget.

4.4.     “Additional Rental” Defined. Tenant shall pay as Additional Rent during the Term, before any fine, penalty, interest or cost may be added thereto, imposed for the non-payment thereof, all taxes (including personal property taxes and taxes on rents, leases or occupancy, if any), assessments, special assessments, water and sewer rents, rates and charges, charges for public utilities, excises, levies, license and permit fees and other governmental or quasi-governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which at any time prior to or during the Term was or may be assessed against, or become due and payable out of or in respect of, or become a lien on, the Premises, any use or occupation of the Premises, or such franchises as may be appurtenant to the use of the Premises (all of which are sometimes herein referred to collectively as “Impositions” and individually as “Imposition”) provided, however, as follows:

4.4.1.     Payment in Installments. If, by law, any Imposition may at the option of the taxpayer be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may exercise the option to pay the same in installments and in such event, shall pay such installments as may become due during the Term as the same respectively become due and before any fine, penalty, further interest or cost may be added thereto

4.4.2.     Apportionment of Imposition. Any Imposition, (excluding Impositions which have been converted into installment payments by Tenant, as referred to in Section 4.4.1) relating to a fiscal period of the taxing authority, a part of which period is included within the Term and a part of which is included in a period of time before or after the expiration of the Term shall (whether or not such Imposition shall be assessed, imposed upon or in respect of or become a lien upon the Premises, or shall be payable, during the Term) be adjusted between Landlord and Tenant as of the commencement and expiration of the Term, so that Tenant shall pay that portion of such Imposition which that part of such fiscal periods included in the Term bears to such fiscal period, and Landlord shall pay the remainder thereof.

4.5.     Additional Rent Exclusions. Nothing herein contained in this Lease shall require Tenant to pay municipal, state, or federal income taxes assessed against Landlord, municipal, state or federal capital levy, excess profits, gift, estate, succession, inheritance or transfer taxes of Landlord, or corporation franchise or income taxes imposed upon Landlord.

4.6.     Payments. Tenant shall pay all such Impositions directly to the appropriate governmental authority, and shall deliver to Landlord, upon request, photostatic copies of the receipted bills or other evidence satisfactory to Landlord showing such payment. In the event that the Tenant does not receive a separate invoice from the Town of Freetown, or appropriate billing authority, Tenant shall make such payments to the Landlord (or as the Landlord may direct) within ten (10) business days of receipt of invoice from the Landlord.

4.7.     Contests. Tenant, if it shall so desire, may contest the validity or amount of any Imposition, in which event, Tenant may defer the payment of such Imposition (the “Contested Imposition”) during the pendency of such contest. Notwithstanding the foregoing, no Contested Imposition shall remain unpaid for such length of time as shall permit a lien to be created against the Premises, or any portion thereof. In the event that Landlord pays the Contested Imposition, Tenant shall reimburse Landlord for such payment within thirty (30) days after the making of such payment, and, if not so paid, shall be payable as Additional Rent with interest at the rate of five percent (5%) per annum within thirty (30) days of demand.

4.8.     Assessment Reduction. Tenant may, if it shall so desire, endeavor at any time or times to obtain a lowering of the assessed value of the Premises for the purpose of reducing taxes thereon and, in such event, Landlord will offer no objection and, at the request of Tenant, will cooperate with Tenant, but without expense to Landlord, in effecting such a reduction. Tenant may institute abatement proceedings for that purpose and any such tax refund shall be paid to the Tenant.

4.9.     Landlord Credit. Landlord acknowledges that Tenant has made a prepayment in the amount of $925,000.00 in connection with the acquisition of the Premises. The Landlord shall provide a credit to Tenant for said prepayment. The credit shall be applied to the Base Rent due hereunder at the rate of $18,500.00 per Year. The amount of $1,541.67 shall be deducted from each monthly payment of Base Rent due until the full credit of $925,000.00 has been received by Tenant.. In the event this Lease terminates prior to the full credit being received by Tenant, Landlord shall have no obligation to reimburse Tenant for any remaining portion of such amount upon any such termination. Landlord shall in no event have any obligation to provide a credit against rent for any other costs incurred by Tenant in connection with the acquisition of the Premises other than as set forth in this Section 4.9.

5.     INSURANCE

5.1     Tenant Requirements. At all times during the Term, and at Tenant’s sole cost and expense, Tenant shall provide and keep in effect the following insurance insuring Tenant, any Permitted Mortgagees, Landlord, and any other person or entity designated by Landlord as having an interest in the Premises (as their interests may appear):

(a)     Commercial general liability insurance in a good and solvent insurance company or companies licensed to do business in the Commonwealth of Massachusetts, selected by Tenant, and reasonably acceptable to Landlord in an amount of at least two million ($2,000,000.00) dollars with respect to injury or death to any one person and five million ($5,000,000.00) dollars with respect to injury or death to more than one person in any one accident or other occurrence;

(b)     Property insurance, with a replacement cost endorsement, on all improvements (including, without limitation, all Buildings as and when constructed), personal property and trade fixtures maintained in the Premises, including but not limited to carpeting, furnishings, equipment, furniture, inventory, and stock, and including sprinkler damage, vandalism and malicious mischief perils; and

(c)     Workers’ compensation insurance for all Tenant’s employees working at the Premises in an amount sufficient to comply with applicable laws or regulations, including employer’s liability coverage with limits not less than Five Hundred Thousand Dollars ($500,000.00).

All policies of insurance maintained by Tenant shall require at least thirty (30) days written notice to Landlord of termination or material alteration. Prior to the Commencement Date, Tenant shall provide to Landlord copies of all required insurance policies and insurance certificates evidencing the same. Thereafter, and prior to the expiration of each such insurance policy, Tenant shall provide to Landlord written evidence of renewal, including but not limited to replacement insurance certificates which evidence the same. If Tenant shall fail to procure or maintain any insurance policy required of Tenant by this Lease, then Landlord shall have the right, but not the obligation, to acquire such insurance policies and to pay such insurance premiums on behalf of and for the benefit of Tenant; all such amounts so paid by Landlord shall be deemed part of the Rent under this Lease, which amounts shall be paid by Tenant to Landlord within thirty (30) days of demand.

Tenant agrees that, in the event of loss due to any of the perils for which it has agreed to provide insurance, Tenant shall look solely to its insurance for recovery, and Tenant fully and completely waives any rights of subrogation it may have against Landlord or any other party who may be named as an additional insured under any of Tenant’s insurance policies.

5.2     Contractor Requirements. Tenant shall require any contractor of Tenant permitted to perform work in, on, or about the Premises to obtain and maintain the following insurance coverage: commercial general liability insurance, including the traditional broad form general liability coverages; workers’ compensation insurance for all contractor’s employees working in the Premises in an amount sufficient to comply with applicable laws or regulations; employers’ liability insurance; and any other insurance as Tenant may require from time to time. No work shall be commenced at the Premises until any contractor to perform such work has provided evidence of such insurance acceptable to Tenant and payment therefor. Such policies shall name Tenant, Landlord and any Permitted Mortgagee as insured and loss payee.

6.     SURRENDER ON TERMINATION

6.1     Surrender; Removable Property. On the Termination Date, Tenant shall peaceably and quietly leave, surrender and yield up unto the Landlord all and singular the Premises broom-clean and free of occupants, and shall repair all damage to the Premises caused by or resulting from the removal of any removable property of Tenant or of the subtenants. Any removable property of Tenant or of any subtenant which shall remain in the Building after the Termination Date and the removal of Tenant from the Premises may, at the option of Landlord, be deemed to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit. If such personal property or any part thereof shall be sold, Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, the cost of moving storage, any arrears of Base Rent or Additional Rent payable hereunder and any damages to which the Landlord may be entitled to hereunder or pursuant to law.

6.2      Title. On the Termination Date, title to the Buildings and Building Equipment, and any other improvements created by the Tenant, shall automatically vest in Landlord without requirement of any deed, conveyance or bill of sale with respect thereto. However, if Landlord should require any such document in confirmation of such transfer, Tenant shall execute, acknowledge and deliver the same and shall pay any charge, tax and fee asserted or imposed by any and all governmental units in connection therewith.

7.     LANDLORD'S PERFORMANCE OF TENANT'S OBLIGATIONS.

7.1      Cures - Rights, Costs and Damages. If Tenant shall fail to pay any Imposition or make any other payment required to be made under this Lease or shall default in the performance of any other covenant, agreement, term, provision, limitation or condition herein contained, Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account and at the expense of Tenant, upon notice to Tenant except in the case of emergency, or in any other case, if Tenant shall fail to make such payment or remedy such default with all reasonable dispatch after Landlord shall have notified Tenant in writing of such default. Bills for any expense required by Landlord in connection therewith, and bills for all such expenses and disbursements of every kind and nature whatsoever, including reasonable counsel fees, involved in the collection of the Base Rent or Additional Rent or any part thereof, or the enforcement of any right against Tenant or fulfilling any obligations of Tenant, under or in connection with this Lease (together with interest at the rate of five percent (5%) per annum from the respective dates of the Landlord's making of each such payment or incurring of each such cost or expense), may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and shall be due and payable in accordance with the terms of said bills and if not paid when due the amount thereof shall immediately become due and payable as Additional Rent.

8.     USE; TENANT'S DUTY TO MAINTAIN.

8.1     “AS IS” Condition. Tenant has leased the Land after a full and complete examination thereof, and accepts the Land in its “AS IS” condition. Tenant acknowledges and agrees that the Landlord makes no representation or warranty with respect to the status or condition of the Premises.

8.2     Use and Occupancy. Tenant shall use and occupy the Premises as and for the Permitted Uses and for no other purposes without the prior written approval of the Landlord which shall not be unreasonably withheld, conditioned or delayed. Tenant shall not use or occupy or permit the Premises to be used or occupied, not do or permit anything to be done in or on the Premises, in whole or in part, in a manner which would in any way violate any certificate of occupancy affecting the Premises, or make void or voidable any insurance then in force with respect thereto, or which may make it impossible to obtain fire or other insurance thereon required to be furnished by Tenant hereunder, or which will cause or be apt to cause structural injury to the Building or any part thereof, or which will constitute a public or private nuisance, or which will violate Legal Requirements. Tenant acknowledges and agrees that Landlord is not familiar with, and Landlord has no responsibility for, Tenant’s operations or the Permitted Uses for which Tenant intends to use the Premises, and Landlord makes no representation or warranty with respect to whether the Permitted Uses are in compliance with Legal Requirements.

8.3     Maintenance and Repairs. Tenant shall, at its sole cost and expense, keep the Premises (including sidewalks, parking areas and curbs) in good order, repair and condition. Tenant shall undertake all required maintenance, repairs, and replacements required to keep the Premises in good condition and repair and for the proper operation of Tenant’s business within the Premises. In the event Tenant fails to make any such repairs in and to the Premises as required by this Lease, then Landlord shall have the right, but not the obligation, to enter the Premises and to make such repairs for and on behalf of Tenant, and all sums expended by Landlord for such repairs shall be deemed part of the Rent and shall be payable by Tenant to Landlord upon demand.

8.4     Alterations. Tenant shall have the right from time to time after the completion of the Building(s) and at its sole cost and expense to make additions, alterations and changes, structural or otherwise (any addition, alteration or change involving an estimated cost up to but not exceeding $750,000, reasonably adjusted for inflation every 5 Years in the same manner as the Base Rent is adjusted pursuant to Section 4.1 hereof, being called an “Alteration” and any addition, alteration, or change involving an estimated cost of more than $750,000 being hereinafter called a “Substantial Alteration”) in or to the Premises, provided no Event of Default shall be continuing, subject, however, in all cases to the following:

(a)     No Substantial Alteration shall be commenced except after twenty (20) days prior written notice to Landlord.

(b)     No Alteration or Substantial Alteration shall be undertaken until Tenant shall have procured and paid for, so far as the same may be required from time to time, all permits and authorizations from all municipal departments and governmental sub-divisions having jurisdiction. Landlord shall join, but without expense to Landlord, in the application for such permits or authorizations whenever such action is necessary.

(c)     Any Substantial Alteration (other than alterations affecting the plumbing, heating, electrical and other Building utilities) shall be conducted under the supervision of an architect or engineer selected by Tenant, and no such Substantial Alteration shall be made, except in accordance with detailed plans and specifications and cost estimates prepared and approved in writing by such architect or engineer and reasonably approved in writing by Landlord, such approval not to be unreasonably withheld, conditioned or delayed. In addition to the items mentioned in the preceding sentence, Tenant shall also provide to Landlord evidence reasonably satisfactory to Landlord as to the funds available to Tenant to complete such Substantial Alteration.

(d)     Any Alterations or Substantial Alterations shall be made with reasonable dispatch (Unavoidable Delays excepted) and in a good and workmanlike manner and in compliance in all material respects with all applicable permits and authorizations and buildings and zoning laws and with all other Legal Requirements of any Governmental Authority.

8.5     Subtenant Alterations. Tenant, in the exercise of its reasonable judgment and subject to compliance with Section 8.4 with respect to Substantial Alterations, may grant permission to each of the subtenants to make, during and after construction of the Buildings, such alterations, additions, substitutions and improvements to the space subleased to each of them, respectively, as such subtenant may reasonably deem necessary or desirable, from time to time, to adapt said space for its purpose, provided the outside appearance, strength and integrity of the applicable Building, and the applicable Building’s systems are not affected, and provided, further, that in each case the sublease shall obligate Tenant or subtenant to pay the cost thereof.

8.6     Contest Rights. Tenant may, in good faith (and wherever necessary, in the name of, Landlord) contest the validity of any Legal Requirements and, pending the determination of such contest, may postpone compliance therewith. In the event of any such contest, Tenant shall prevent any lien related to such contest from attaching to the Premises, and Landlord shall have the right to require Tenant to post a bond or other security in connection with such contest.

9.     CONSTRUCTION OF BUILDING

9.1     Construction Documents. After the Commencement Date and upon receipt of the required capital funding, Tenant shall proceed in good faith to commence the construction of the initial Buildings in accordance with plans and specifications submitted to Landlord for review. Prior to the commencement of such construction, Tenant shall provide to Landlord (i) a budget for such construction, (ii) a certification from the architect of record that the funds placed in the Construction Escrow are sufficient for construction of such Building, (iii) a copy of the building permit and any other documentation required by the Town of Freetown, along with (iv) the insurance binder required of the contractor. Tenant will also procure the approval of the final plans and specifications by any and all Governmental Authority having jurisdiction in the matter and will provide Landlord with copies of the same. Landlord, without expense to Landlord, will cooperate with Tenant in procuring such approvals.

9.2      Financing of Project. Tenant shall have a period of six (6) months from the Commencement Date to obtain capital funding for the construction of the initial Buildings in the amount of $2.6 million dollars. The funds shall be held in an escrow account (“Construction Escrow”) by a third party escrow agent to be mutually agreed upon by Landlord and Tenant (the “Escrow Agent”) on or prior to the date which is sixty (60) days following the Commencement Date. In the event that Tenant is unable to raise such funds within said six (6) month period, Tenant shall have an additional six (6) month period to do so, provided that Tenant has paid Base Rent in accordance with Section 4.1. If Tenant is then unable to raise such funds on or before twelve (12) months from the Commencement Date, this Lease shall terminate and all obligations of the parties shall cease without recourse of either party to the other except for any obligations which accrued prior to such termination date and remain unsatisfied. On or prior to the date which is sixty (60) days following the Commencement Date, Landlord and Tenant shall enter into a mutually acceptable Construction Escrow Agreement with the Escrow Agent, which shall govern the release of funds from the Construction Escrow for construction costs. If Tenant desires to construct additional Buildings on the Premises after construction of the initial Buildings, Tenant shall submit all items required by Section 9.1 above, except that in lieu of a Construction Escrow, Tenant shall provide Landlord evidence reasonably satisfactory to Landlord that Tenant has sufficient funds available to meet the budget for such additional Buildings. Landlord shall have the right to disapprove the construction of additional Buildings if Landlord reasonably determines that sufficient funds are not available to complete construction of additional Buildings.

9.3     Completion Requirements. Tenant will erect the Buildings, in a good and workmanlike manner in accordance in all respects with the approved plans and specifications with normal on-site changes, and in compliance with all Legal Requirements. Upon completion of the Building, Tenant will obtain and deliver to Landlord (i) a certificate of substantial completion from the architect of record confirming that the applicable Buildings have been constructed in accordance with the approved plans and specifications, (ii) a photocopy of each temporary certificate of occupancy and of the final certificate of occupancy (if required before the Building may be occupied by Tenant) (a Building for which delivery of the items described in clauses (i) and (ii) has occurred shall be referred to as a “Completed Building”). If a temporary certificate of occupancy shall be issued, Tenant may occupy the Premises to the extent authorized under the provisions of such certificate and, further, if a certificate of occupancy for any part of a Building shall be issued, Tenant may occupy the part so certified under the provisions of such certificate. Tenant shall have all permits closed by the Town of Freetown.

9.4     Easements. Landlord agrees to execute, at no cost to Landlord, any and all easements, covenants and other matters of record which are determined by Tenant to be reasonably necessary to the construction and development of the Building and the Premises, including, without limitation, access, utility and drainage easements, provided the same does not affect existing easements or covenants of Landlord at the Premises.

10.     MECHANIC'S LIENS

10.1     No Liens. Tenant shall not create, or suffer to be created or to remain, and shall discharge, any mechanic's, laborer's or materialman's lien upon the Premises or any part thereof or the income therefrom and Tenant will not suffer any other matter or thing arising out of Tenant's use and occupancy of Premises whereby the estate, rights and interests of Landlord in the Premises or any part thereof might be impaired.

10.2     Discharge. If any mechanic's, laborer's or materialman's lien shall at any time be filed against the Premises or any part thereof, Tenant, within thirty (30) days after notice of the filing thereof, shall cause such lien to be discharged of record by payment, deposit, bond, order of court of competent jurisdiction or otherwise. If Tenant shall fail to cause such lien to be discharged within the period aforesaid, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding. Any amount so paid by Landlord and costs and expenses incurred by Landlord in connection therewith, together with interest thereon at the rate of eight percent (8%) per annum from the respective dates of Landlord's making of the payment or incurring of the cost and expenses, shall constitute Additional Rent payable by Tenant and shall be paid by Tenant to Landlord on demand.

11.     LANDLORD'S RIGHT TO INSPECT AND ENTER

11.1     Inspection and Entry. During the course of construction and completion of the Building, Landlord may enter upon the Premises, or any part thereof, for the purpose of ascertaining their condition or whether Tenant is observing and performing its obligations under this Lease, all without hindrance or molestation from Tenant. During the Term of the Lease, Landlord shall also have the right to enter upon the Premises for the purpose of making any necessary repairs and performing any work that may be necessary by reason of Tenant's failure to make any such repairs or perform any such work upon ten (10) days prior written notice to the Tenant, except in case of emergency. The above-mentioned rights of entry shall be exercisable at reasonable times, at reasonable hours and, subject to the provisions of the preceding sentence, on reasonable notice. Nothing contained herein, however, shall impose or imply any duty on the part of the Landlord to make any such repairs or perform any such work.

12.     INDEMNIFICATION.

12.1     Indemnification of Landlord. Tenant shall indemnify and save harmless Landlord against and from all liabilities, damages, penalties, costs, and expenses, including reasonable attorneys' fees, which may be imposed upon or incurred by or asserted against Landlord by reason of any of the following occurrences during the Term:

(a)     any work or thing done in, on or about the Premises or any part thereof by Tenant, subtenant or any agent, employee, invitee, representative of Tenant or any subtenant (collectively, “Tenant Parties”);

(b)     any use, non-use, possession, occupation, condition, operation, maintenance or management of the Premises or any part thereof or space adjacent thereto by any Tenant Party;

(c)     any negligence on the part of any Tenant Party;

(d)     any accident, injury or damage to any person or property occurring in, on or about the Premises or any part thereof, and not caused by any Landlord Party;

(e)     any failure on the part of Tenant to perform or comply with any of the covenants and agreements contained in this Lease on its part to be performed or complied with; or

(f)     any release of hazardous materials caused by a Tenant Party.

In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant upon written notice from Landlord shall at Tenant's expense resist or defend such action or proceeding by counsel reasonably approved by Landlord in writing.

12.2     Indemnification of Tenant. Landlord shall indemnify and save harmless Tenant against and from all liabilities, damages, penalties, costs, and expenses, including reasonable attorneys' fees, which may be imposed upon or incurred by or asserted against Tenant by reason of any of the following occurrences during the Term:

(a)     any work or thing done in, on or about the Premises or any part thereof by Landlord, or any agent, employee, invitee, representative of Landlord (collectively, “Landlord Parties”)

(b)     any use, non-use, possession, occupation, condition, operation, maintenance or management of the Premises or any part thereof by any Landlord Party;

(c)     any negligence on the part of any Landlord Party;

(d)     any accident, injury or damage to any person or property occurring in, on or about the Premises or any part thereof, or space adjacent thereto caused by the negligence or willful misconduct of the Landlord;

(e)     any failure on the part of Landlord to perform or comply with any of the covenants and agreements contained in this Lease on its part to be performed or complied with; or

(f)     any release of hazardous materials caused by a Landlord Party.

In case any action or proceeding is brought against Tenant by reason of any such claim, Landlord upon written notice from Tenant shall at Landlord's expense resist or defend such action or proceeding by counsel approved by Tenant in writing.

13.     DAMAGE OR DESTRUCTION.

13.1     Tenant Repair and Restoration. If, at any time during the Term, the Premises or any part thereof shall be damaged or destroyed by fire or other occurrence (including any occurrence for which insurance coverage was not obtained or obtainable) of any kind or nature, ordinary or extraordinary, foreseen or unforeseen, Tenant, at its sole cost and expense, shall proceed with due diligence (subject to a reasonable time allowance for the purpose of adjusting the insurance loss and for Unavoidable Delays) to repair or replace the same as nearly as possible to its value, condition and character immediately prior to such damage or destruction (including temporary repairs and work necessary to protect the Premises from further damage), subject to such changes or alterations as the Tenant may elect to make in conformity with the provisions of Section 8.4. Such repair or replacement, including such changes and alterations as aforementioned and including temporary repairs, are referred to in this Section as the “Work.” Notwithstanding the foregoing, if insurance proceeds are unavailable to Tenant for such reconstruction for any reason (including, without limitation, due to application by a Permitted Mortgage of such insurance proceeds to amounts secured by a Permitted Mortgage), then Tenant shall not be required to so reconstruct the Premises and Tenant may terminate this Lease by written notice to Landlord within thirty (30) days after Tenant is notified of the unavailability of such insurance proceeds. If Tenant terminates this Lease in accordance with this Section 13.1, Tenant shall be required to raze any Buildings on the Premises that have been damaged by such fire or other occurrence and remove any and all debris from the Premises at Tenant’s sole cost and expense.

13.2     Conditions of Work. Except as otherwise provided in this Section 13, the conditions under which any Work is to be performed and the method of proceeding with and performing the same shall be governed by all of the provisions of Section 8.4.

13.3     Damage at End of Term. If the Premises shall be substantially damaged or destroyed in whole or in part by fire or other casualty at any time during the last five (5) years of the Term hereof:

13.3.1     Option to Terminate. Tenant may, at its option, terminate this Lease within sixty (60) days after such damage or destruction by serving upon the Landlord at any time within said sixty (60) day period, a written notice of Tenant's election so to terminate. Such notice of election and consent shall specify the date of termination and Tenant shall pay to Landlord, an amount equal to all Base Rent and the then ascertainable Additional Rent accrued through the effective date of termination.

13.3.2     Effect of Termination. On the Termination Date specified in such notice, this Lease shall terminate with the same force and effect as if such date were the date originally fixed for the termination hereof.

14.     CONDEMNATION.

14.1     Total; Partial Taking; Termination of Lease. If, during the Term there is any taking of all or any part of the Premises or any interest in this Lease by Condemnation, the rights and obligations of Landlord and Tenant shall be as follows:

14.1.1     Total Taking. If title to the whole or substantially all of the Premises shall be taken by Condemnation, this Lease shall terminate and expire on the date of such taking and the Base Rent and Additional Rent reserved shall be apportioned and paid to the date of such Condemnation.

14.1.2     Partial Taking. If title to less than the whole or substantially all of the Premises shall be taken in condemnation and either (i) fifty (50%) of the area of the Land shall be taken, or (ii) the portion of the Premises so taken cannot be so repaired or reconstructed so as to constitute a complete architectural unit of substantially the same usefulness as immediately before Condemnation, Tenant may, at its option, terminate this Lease within sixty (60) days after such taking by serving upon Landlord at any time within said sixty (60) day period, a written notice of Tenant’s election to so terminate.

14.2     Award upon Termination. In the event of a Condemnation and the termination of this Lease:

(a)     the Tenant shall first be entitled to receive a sum equal to the value of the Improvements at the Premises;

(b)     the Landlord shall then be entitled to receive such portion of the Award as shall represent compensation for the value of the Land, or the part thereof so taken, considered as vacant and unimproved and unencumbered by this Lease; and

(c)	Landlord and Tenant shall share equally the remainder of the Award.

14.3     Tenant Defaults. If Tenant shall be in default in any of the terms, covenants and conditions of this Lease on the Termination Date, the amount of any payments to be made to Tenant under the provisions of this Section 14 shall be reduced by such amount as may be required to remedy any such default.

14.4     Partial Taking - Lease Continues. In the event of a Condemnation which does not result in a termination of this Lease pursuant to Section 14.1, the Term of this Lease shall not be reduced or affected in any way.

14.5     Restoration of Premises. Tenant shall not be required to proceed with the repair and/or restoration of the Premises unless the Award is sufficient so as to allow the Tenant to bring the Premises back to substantially its former condition, provided that Tenant shall be required to raze any Buildings on the Premises that have been damaged by such taking and remove any and all debris from the Premises at Tenant’s sole cost and expense.

14.6     Conditions of Work. The conditions under which the work is to be performed and the method of proceeding with and performing the same shall be governed by all of the provisions of Section 8.4, except, to the extent compliance therewith is not reasonably possible.

14.7     Abatement of Rent. A just portion of the Base Rent and Additional Rent shall be abated, effective from the date of Condemnation, according to the nature and extent of the permanent injuries to the Premises. If the Landlord and Tenant cannot agree upon what is a just portion of the Base Rent to be abated, the amount shall be determined by arbitration in the manner provided in Section 17 of this Lease.

14.8     Temporary Taking. If the whole or any part of the Premises or of Tenant’s interest in this Lease shall be taken by Condemnation for a temporary use or occupancy and so long as the Tenant’s use of the Premise is not affected, the Term shall not be reduced or affected in any way and Tenant shall continue to pay in full the Base Rent and Additional Rent, without reduction or abatement, in the manner and at the times herein specified and, except only to the extent that Tenant is prevented from so doing pursuant to the terms of the order of the Condemnation, Tenant shall continue to perform and observe all of the other covenants and agreements, hereof as though such Condemnation had not occurred. In the event of any such Condemnation, Tenant shall be entitled to receive the entire amount of any Award whether such Award is paid by way of damages, rent or otherwise, unless such period of temporary use or occupancy shall extend beyond the Termination Date of the Term in which case such Award, after payment to Landlord therefrom of the estimated cost of restoration of the Premises to the extent that the Award is intended to compensate for damages to the Premises, shall be apportioned by Landlord and Tenant as of the Termination Date in the same ratio that the part of the entire period for which such compensation is made falling before the Termination Date and that part falling after, bear to such entire period.

14.9     Award. If the order or decree in any Condemnation shall fail separately to state the amount to be awarded to the Landlord and the amount to be awarded to the Tenant, and if the Landlord and the Tenant cannot agree thereon within thirty (30) days after the final Award shall have been fixed and determined, such dispute shall be determined by arbitration in the manner provided in Section 17, but the arbitrators shall be bound by the provisions of this Section 14 in the division of said Award.

14.10     Condemnation Proceedings. Each party shall have the right, at its own expense, to appear in a Condemnation proceeding and to participate in any and all hearings and trials.

14.11     Condemnation Notices. In the event Landlord or Tenant shall receive notice of any proposed or pending Condemnation affecting the Premises, the party receiving such notice shall promptly notify the other party of the receipt and contents thereof.

15.     ASSIGNMENT, SUBLETTING, MORTGAGE

15.1     Assignability; Sublease Requirements. Tenant may assign, mortgage, pledge, encumber or in any manner transfer this Lease or any part thereof, or the interest of Tenant in any sublease or the rentals thereunder, with the prior written consent of Landlord in each instance, such consent not to be unreasonably withheld, conditioned or delayed. Each sublease of space within the Building, shall be subject to the following requirements:

(a)     each sublease shall be subject and subordinate to this Lease and the rights of Landlord hereunder, and the rights of any Permitted Mortgagee as provided for in this Lease, provided that in the event of a termination of this Lease by Landlord, Landlord will not disturb the possession of such subtenant, and such sublease shall automatically be deemed to be a direct lease between Landlord and such subtenant in accordance with the terms and conditions of this Lease (and not such sublease) unless Landlord otherwise agrees in Landlord’s sole discretion; and

(b)     each such sublease shall provide that in the event this Lease (or any new lease made as set forth herein) is terminated, the subtenant will attorn to Landlord if Landlord shall accept such attornment upon such termination.

15.2     Assignee Bound. Every assignee, whether as assignee or as successor in interest of any assignee of Tenant herein named or as assignee of the holder of any Permitted Mortgage, or as successor in interest of any assignee, including any purchaser of the Lease under a foreclosure of any Permitted Mortgage, shall immediately be and become and remain liable for the payment of Base Rent and Additional Rent, and for the full and prompt performance of all the covenants and agreements hereof on Tenant’s part to be performed to the end of the Term, except as hereinafter provided in this Section 15. No such assignment shall release Tenant from any obligations hereunder.

15.3     Permitted Mortgages. With respect to any Permitted Mortgage made in accordance with the provisions of Section 15, the following provisions shall apply:

(a)     Definition of Permitted Mortgagee. For the purposes of this Article, the term “Permitted Mortgagee” shall mean the holder of record of a Permitted Mortgage.

(b)     Permitted Mortgages not Assignment, etc. For the purpose of this Section 15.3, the making of a Permitted Mortgage shall not be deemed to constitute an assignment or transfer of this Lease, nor shall any Permitted Mortgagee be deemed an assignee or transferee of this Lease or of the leasehold estate hereby created so as to require such Permitted Mortgagee, as such, to assume the performance of any of the terms, covenants or conditions on the part of Tenant to be performed hereunder; but the purchaser at any sale of this Lease in any proceedings for the foreclosure of any Permitted Mortgage, or the assignee or transferee of this Lease under any instrument of assignment or transfer in lieu of the foreclosure of any Permitted Mortgage, shall be deemed to be an assignee or transferee within the meaning of this Section 15.3(b) and shall be deemed to have assumed the performance of all of the terms, covenants and conditions on the part of Tenant to be performed hereunder from and after the date of such purchase and assignment.

15.4     Notice to Mortgagees. So long as any Permitted Mortgage shall remain a lien on Tenant’s leasehold estate hereunder, Landlord agrees, simultaneously with the giving of any written notice to Tenant (i) of default, or (ii) of a termination hereof, or (iii) of a matter on which a default may be predicated or claimed, or (iv) of a condition which if continued may lead to a termination hereof, to give duplicate copies thereof, or of any process in any action or proceeding brought to terminate this Lease, to each Permitted Mortgagee for which Tenant has provided Landlord the name and address of such Permitted Mortgagee.

15.5     Mortgagee Cures. Each Permitted Mortgagee will have the same period after receipt of the notice as provided in Section 15.4 to it for remedying the default or causing the same to be remedied as is given Tenant after notice to it plus thirty (30) days thereafter and Landlord agrees to accept such performance on the part of a Permitted Mortgagee as though the same had been done or performed by Tenant. At the expiration of the period provided in such notice plus thirty (30) days, Landlord will take no action to effect a termination of this Lease by reason of any default (except a default in the payment of Base Rent or Additional Rent or a default under any other provision of this Lease which requires Tenant to pay money) without first giving to each Permitted Mortgagee reasonable time within which either (i) to obtain possession of the Premises (including possession by a receiver) and thereafter to cure such default, or (ii) to institute foreclosure proceedings and to complete such foreclosure, or otherwise to acquire Tenant’s interest under this Lease with diligence and without unreasonable delay. In either such case, the default of which notice shall have been given shall be deemed cured. The Permitted Mortgagee shall not be required to continue such foreclosure proceedings if the default shall be cured by Tenant; provided, further, that nothing herein shall preclude Landlord from exercising any rights or remedies under this Lease with respect to any other default by Tenant during any period of such forbearance. The provisions of this Section 15.5 are conditioned on the following provisions:

(a)     Acquisition of Possession. The Permitted Mortgagee shall, within twenty (20) days after notice of such default notify Landlord of its election to proceed with due diligence promptly to acquire possession of the Premises or to foreclose the Permitted Mortgage or otherwise to extinguish Tenant’s interest in this Lease.

(b)     Agreement of Permitted Mortgagee. Such notice from the Permitted Mortgagee shall be accompanied by an instrument in writing wherein such Permitted Mortgagee agrees that:

(i)     during the period that such Permitted Mortgagee shall be in possession of the Premises and so long as it remains in possession and/or during the pendency of any such foreclosure or other proceedings and until the interest of Tenant in this Lease shall terminate or such proceeding shall be discontinued, it will pay or cause to be paid to Landlord all sums from time to time becoming due hereunder for Base Rent or Additional Rent; and

(ii)     if delivery of possession of the Premises shall be made to such Permitted Mortgagee, whether voluntarily or pursuant to any foreclosure or other proceedings or otherwise, such Permitted Mortgagee shall, promptly following such delivery of possession, perform all the covenants and agreements herein contained on Tenant’s part to be performed (including, but not limited to payment of Base Rent and Additional Rent) to the extent that Tenant shall have failed to perform the same to the date of delivery of possession, as aforesaid, except such covenants and agreements which cannot with the exercise of due diligence be performed by such Permitted Mortgagee. Nothing in this subclause (b) shall be construed to require such Permitted Mortgagee to perform any of the Tenant’s obligations hereunder accruing after such Permitted Mortgagee ceases to be in possession.

15.6     New Lease with Mortgagee. In the event of the termination of this Lease prior to its stated expiration date, Landlord agrees that it will give all Permitted Mortgagees notice of such termination and will enter into a new lease of the Premises with such Permitted Mortgagee or, at the request of such Permitted Mortgagee, with its assignee, designee or nominee for the remainder of the term effective as of the date of such termination, upon the same terms as contained in this Lease except for requirements which are no longer applicable or have already been performed, provided (i) such Permitted Mortgagee makes written request upon Landlord for such new lease within thirty (30) days after the giving of such notice of termination and such written request is accompanied by payment to Landlord of all amounts then due to landlord of which Landlord shall have given the Permitted Mortgagee notice, (ii) such Permitted Mortgagee pays or causes to be paid to Landlord at the time of the execution and delivery of such new lease any and all additional sums which would at the time of the execution and delivery thereof be due under this Lease but for such termination, and (iii) such Permitted Mortgagee pays or causes to be paid any and all expenses including reasonable counsel fees incurred by Landlord in connection with any such termination and in connection with the execution and delivery of such new lease, less the net income from the Premises collected by Landlord subsequent to the Termination Date and prior to the execution and delivery of such new lease. If Landlord receives more than one written request in accordance with the provisions of this Section 15.6 Landlord shall only be required to deliver the new lease to the Permitted Mortgagee whose Permitted Mortgage is prior in lien to any and all other Permitted Mortgages whose holders have made such request, and the written request, and its rights hereunder, of any Permitted Mortgagee which is subordinate in lien shall be null and void and of no force or effect. The provisions of this Section 15.6 shall survive the termination of this Lease and shall continue if full force and effect thereafter to the same extent as if this Section 15.6 were a separate and independent contract among Landlord, Tenant and Permitted Mortgagees. Landlord shall have no obligations, however, to deliver possession of the Premises as against anyone but Landlord, but shall assign to the new lease Tenant all subleases remaining in the Building which have not been terminated by Landlord or otherwise.

15.7     Cancellation by Tenant. This Lease shall not be modified or surrendered to Landlord or cancelled by Tenant, nor shall Landlord accept a surrender of this Lease without the prior written consent of all Permitted Mortgagees nor shall any merger result from the acquisition by any one entity of the fee and leasehold estates in the Premises.

15.8     Cooperation with Lenders. Landlord agrees to cooperate reasonably, at no cost to Landlord, with any Permitted Mortgagee and with Tenant in Tenant’s negotiations with prospective lenders for the Premises.

15.9     Fee Mortgages. Landlord shall have the right to mortgage its fee interest in the Premises during the Term hereof, provided that a foreclosure of any such mortgage shall not affect this Lease or the rights of Tenant, any subtenant or any other party deriving its interest through Tenant.

16.     EVENTS OF DEFAULT; remedies.

16.1     Event of Default. Each of the following occurrences shall constitute an “Event of Default”:

(a) Tenant’s failure to pay rent, or any other sums due from Tenant to Landlord under the Lease within ten (10) days of their due dates;

(b) Tenant’s failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of thirty (30) days after the date Landlord delivers to Tenant written notice thereof, provided, that if Tenant proceeds with due diligence during such thirty (30) day period to cure such default and is unable, by reason of the nature of the work involved, to cure the same within the said thirty (30) days its time to do so shall be extended by the time reasonably necessary to cure the same;

(c) The filing of a petition by or against Tenant (i) in any bankruptcy or other insolvency proceeding; (ii) seeking any relief under any state or federal debtor relief law; (iii) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; or (iv) for the reorganization or modification of Tenant’s capital structure; however, if such a petition is filed against Tenant by non-affiliated third parties, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within sixty (60) days after filing thereof; and

(d) The admission by Tenant that it cannot meet its obligations as they become due or the making by Tenant of an assignment for the benefit of its creditors.

16.2     Rights and Remedies. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, terminate this Lease.

16.3     Surrender and Re-Entry. Upon a termination of this Lease resulting from an Event of Default, Tenant shall quit and peacefully surrender the Premises to Landlord. At any time on or after any such termination, Landlord may without notice enter upon and re-enter the Premises and possess and repossess itself thereof, by summary proceedings, ejectment or otherwise, and may dispossess Tenant and remove Tenant and may have, hold and enjoy the Premises and the right to receive all income of and from the same.

16.4     Right to Relet. Following an Event of Default, Landlord agrees to use commercially reasonable efforts to relet the Premises or any part thereof, in the name of Landlord or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions as Landlord, in its reasonable discretion, may determine and may collect and receive the rents therefor.

16.5     Liquidated Damages. If this Lease shall be terminated as provided in Section 16.1, then at any time after such termination, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, within thirty (30) days of demand, as and for liquidated and agreed final damages for Tenant’s default, an amount equal to the difference between the Base Rent and Additional Rent payable hereunder for the unexpired portion of the Term and the then fair and reasonable rental value of the Land for the same period discounted to the Termination Date (as determined if there had not been a termination under Section 16.1) at the rate of eight percent (8%) per annum. If the Premises or any part thereof be relet by Landlord for more or less than the unexpired Term before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed prima facie to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

16.6     Payment by Tenant. Upon any Event of Default, Tenant shall pay to Landlord any and all reasonable costs and expenses incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in enforcing its rights, remedies, and recourses arising out of the Event of Default.

16.7     Landlord’s Self Help. If Tenant defaults under any term or condition contained herein, Landlord may, at its option, and without obligation to do so, and without waiving its right to terminate this Lease or its claim for damages, cure such default, and Tenant shall reimburse Landlord for any amount paid or contractual liability incurred by Landlord in doing so; provided Landlord may immediately cure any default or failure by Tenant to perform any Lease obligation if the cure or performance is reasonably necessary to protect the Premises or Landlord’s interests, or to prevent injury or damage to persons or property. If Tenant fails to reimburse Landlord within thirty (30) days of demand, such amount with interest thereon as stated herein shall be added to the next payment of Rent due without further notice.

17.     ARBITRATION

17.1     Notice and Arbitrators. Whenever it is herein provided in this Lease that a dispute shall be determined by arbitration, the arbitration shall be conducted as provided in this Section 17.1. The party desiring such arbitration shall give written notice to that effect to the other, specifying the dispute to be arbitrated and the name and address of the person designated to act as the arbitrator in its behalf. Within ten (10) days after said notice is given, the other party shall give written notice to the first party, specifying the name and address of the person designated to act as arbitrator on its behalf. If the second party fails to notify the first party of the appointment of its arbitrator as aforesaid by the time above specified, then the appointment of the second arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator. The arbitrators so chosen shall meet within ten days (10) after the second arbitrator is appointed and within thirty days (30) thereafter shall decide the dispute. If within said period they cannot agree upon their decision, they shall appoint a third arbitrator and if they cannot agree upon said appointment, the third arbitrator shall be appointed upon their application or upon the application of either party by the American Arbitration Association in Boston. The three arbitrators shall meet and decide the dispute. A decision in which two of the arbitrators concur shall be binding and conclusive upon the parties. In designating arbitrators and in deciding the dispute, the arbitrators shall act in accordance with the rules then in force of the American Arbitration Association, subject, however, to such limitations as may be placed upon them by the provisions hereof. The obligation of Landlord and Tenant to submit a dispute to arbitration is limited to disputes arising under those Sections of this Lease which specifically provide for arbitration.

18.     ESTOPPEL AND CONSENTS

18.1     Estoppel Certificates. Landlord and Tenant shall execute and deliver to each other, at such time or times as either Landlord or Tenant may request, a certificate evidencing whether or not (i) the Lease is in full force and effect; (ii) the Lease has been modified or amended in any respect and describing such modifications or amendments, if any; and (iii) there are any existing defaults thereunder to the knowledge of the party executing the certificate, and specifying the nature of such defaults, if any. If either party shall fail to deliver said certificate within fifteen (15) days from receipt of request therefor it shall be concluded that the Lease is in full force and effect, unmodified and without default.

18.2     Parties and Notice. Whenever the consent or approval of a party to this Lease is required under this Lease, if such party fails to respond to the requesting party within fifteen (15) days (except where a shorter or longer period is otherwise specified herein for the giving of such consent or approval) after the mailing of a written request thereof, it shall be concluded that such consent or approval has been given.

18.3     No Unreasonable Withholding. Wherever in this Lease the consent or approval of either party is required, such consent or approval shall not be unreasonably withheld, conditioned nor delayed, except where otherwise specifically provided. The remedy of the party requesting such consent or approval, in the event such party should claim or establish that the other party has unreasonably withheld or delayed such consent or approval, shall be limited to injunction, declaratory judgment or arbitration, and in no event shall such other party be liable for a money judgment.

19.     NO WAIVERS

19.1     No Implied Waivers-Remedies Cumulative. No covenant or agreement of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing, signed by Landlord or Landlord's agent duly authorized in writing. Consent or approval of Landlord to any act or matter must be in writing (except for “deemed” consents in accordance with Section 19.1) and shall apply only with respect to the particular act or matter in which such consent or approval is given and shall not relieve Tenant from the obligation wherever required under this Lease to obtain the consent or approval of Landlord to any other act or matter. Landlord may restrain any breach or threatened breach of any covenant or agreement herein contained, but the mention herein of any particular remedy shall not preclude the Landlord from any other remedy it might have, either in law or in equity. The failure of Landlord to insist upon the strict performance of any one of the covenants or agreements of this Lease or to exercise any right, remedy or election herein contained or permitted by law shall not constitute or be construed as a waiver or relinquishment for the future of such covenant or agreement, right, remedy or election, but the same shall continue and remain in full force and effect. Any right or remedy of Landlord herein specified or any other right or remedy that Landlord may have at law, in equity or otherwise upon breach of any covenant or agreement herein contained upon the part of Tenant to be performed shall be distinct, separate and cumulative rights or remedies and no one of them, whether exercise by Landlord or not, shall be deemed to be in exclusion of any other.

19.2     Acceptance of Rent. Receipt or acceptance of rent by Landlord shall not be deemed to be a waiver of any default under the covenants or agreements, of this Lease, or of any right which Landlord may be entitled to exercise hereunder. In the event that Tenant is in arrears in the payment of Base Rent or Additional Rent, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited and Tenant agrees that Landlord may apply any payments made by Tenant to any items Landlord see fits irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

20.     TENANT REPRESENTATIONS

20.1     Authority to do Business. Tenant is in good standing in the State of its incorporation and is authorized to do business in the Commonwealth of Massachusetts.

20.2     Legal Requirements. Tenant hereby represents and warrants to Landlord that the Permitted Uses are permitted by Legal Requirements as of the date hereof.

21.     MISCELLANEOUS

21.1     Limitation of Landlord's Liability. The term “Landlord,” as used herein, so far as Landlord's covenants and agreements hereunder are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee title to the Premises. Landlord’s maximum exposure and liability with respect to any claims of Tenant as a result of any default or breach of any of the terms, covenants. agreements, provisions, conditions and limitations of this Lease on Landlord’s part to be kept, observed or performed, is limited to the interest and/or title of Landlord in this Lease and the Land and the uncollected rents and income therefrom, and no other assets of Landlord shall be subject to any judgment, decree, execution, attachment, sequestration or other legal remedy.

21.2     Notices from One Party to the Other. All notices, approvals, consents, requests, and elections required or permitted under this Lease shall be in writing and shall be deemed duly given if and when mailed by registered or certified mail, postage prepaid, addressed, if to Tenant, at the address of Tenant set forth at the beginning of this Lease or such other address as Tenant shall have last designated by notice in writing to Landlord; if to Landlord, at the address of Landlord set forth at the beginning of this Lease or such other address as Landlord shall have last designated by notice in writing to Tenant; and if to a Permitted Mortgagee, at the Permitted Mortgagee's address set forth in Section 1 of this Lease or such other address as Lender shall have last designated by notice in writing to Landlord and Tenant. If either party at any time designates some other person to receive payments or notices under this Lease, all such payments or notices thereafter by the other party shall be paid or given to the agent designated until notice to the contrary is received from the designating party.

21.3     Quiet Enjoyment. Subject to all of the conditions, terms and provisions contained in this Lease, Landlord covenants that Tenant, upon paying the Base Rent and Additional Rent, and observing and keeping all terms, covenants, agreements, limitations and conditions hereof on its part to be kept, shall quietly have and enjoy the Premises during the term hereof, without hindrance or molestation by Landlord.

21.4     Provisions Severable. If any term or provisions of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

21.5     Choice of Law. This Lease shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

21.6     Memorandum. Landlord and Tenant agree that, concurrently with the execution of this Lease, each will execute a short form memorandum of this Lease in form satisfactory for recording in the Bristol County Registry of Deeds. Tenant shall bear the expense for the recordation of such memorandum in the Bristol County Registry of Deeds.

21.7     Entire Agreement. This Lease with its schedules and annexes contains the entire agreement between Landlord and Tenant and may be amended only by a written instrument signed by the party to be charged.

21.8     Captions. The captions of Sections in this Lease and its Table of Contents are inserted only as a convenience and for reference and they in no way define, limit or describe the scope of this Lease or the intent of any provision thereof. References to Sections are to those in this Lease unless otherwise noted.

21.9     Singular and Plural, Gender. If two or more persons, firms, corporations or other entities constitute either the Landlord or the Tenant, the word “Landlord” or the word “Tenant” shall be construed as if it reads “Landlords” or “Tenants” and the pronouns “it,” “he” and “him” appearing herein shall be construed to be the singular or plural, masculine, feminine or neuter gender as the context in which it is used shall require.

21.10     Broker's Commission. Landlord and Tenant each represent and warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Lease. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

21.11     Covenants Bind and Inure. The covenants and agreements herein contained shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and assigns, except as otherwise provided herein.

21.12     Tenant’s Right to Terminate. In the event that the Permitted Uses of a cannabis cultivation facility and/or a registered marijuana distribution center are no longer deemed to be in compliance with local, state or federal laws, then Tenant may terminate this Lease without recourse of either party to the other, except such obligations that are due and owing to the date of such termination.

IN WITNESS WHEREOF, the parties have hereunto set their hand and seals as of the date first above written.

LANDLORD: MASSACHUSETTS MEDICAL PROPERTIES LLC By: /s/ J.F. Barton Name: J.F. Barton Title: Manager

TENANT: AMERICANN, INC. By: /s/ Timothy Keogh Name: Timothy Keogh Title: Chief Executive Officer

EXHIBIT A

LAND

Lot 1A and New Lot 3A on a plan entitled “Campanelli Freetown Land LLC, Campanelli Drive, Freetown, Massachusetts, Approval Not Required Plan”, prepared by Kelly Engineering Group, Inc., dated September 11, 2006, recorded with the Bristol County Registry of Deeds in Plan Book 144, Page 12 on August 16, 2007.

Exhibit A

Exhibit C

FORM OF Warrant

(See attached.)

Exhibit C

Execution Version

WARRANT

To Purchase Common Stock of

AMERICANN, INC.

Dated October 17, 2016

TABLE OF CONTENTS

Page

SECTION 1.	Term; Exercise of Warrant	1

1.1	Time of Exercise	1
1.2	Manner of Exercise	1
1.3	Exchange of Warrant	2

SECTION 2.	Adjustment of Exercise Price and Number of Warrant Shares Purchasable upon Exercise	3

2.1	Stock Dividends, Subdivisions and Combinations	3
2.2	Recapitalization or Reclassification	3
2.3	Distributions	4
2.4	Notice	4

SECTION 3.	Representations, Warranties and Covenants of the Company	5

3.1	Representations and Warranties	5
3.2	Covenants of the Company	6

SECTION 4.	Representations and Warranties of the Holder	7

4.1	Acquisition of Warrant for Personal Account	7
4.2	Rule 144	7
4.3	Accredited Investor	7
4.4	Opportunity to Discuss; Information	7

SECTION 5.	Other Matters	8

5.1	Withholding	8
5.2	Binding Effect	8
5.3	Notices	8
5.4	Governing Law; Consent to Jurisdiction; Waiver of Jury Trial	8
5.5	Parties Bound and Benefited	9
5.6	Confidentiality	9
5.7	Identity of Transfer Agent	9
5.8	Amendment; Waiver	9
5.9	Assignment	9
5.10	Holder as Owner	9
5.11	Rights of Holder	9
5.12	Indemnification	10
5.13	Remedies	10
5.14	Lost Certificates	10
5.15	Severability	10
5.16	Nonwaiver and Expenses	10
5.17	Office of the Company; Maintenance of Books	11
5.18	Section Headings	11

Appendix A     -     Assignment of Warrant

Appendix B     -      Warrant Exercise Form

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THIS SECURITY HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED OR SOLD UNLESS (I) REGISTERED AND QUALIFIED PURSUANT TO THE APPLICABLE PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS, (II) PURSUANT TO RULE 144 OF THE ACT OR (III) AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION APPLIES.  THEREFORE, NO SALE OR TRANSFER OF THIS SECURITY SHALL BE MADE, NO ATTEMPTED SALE OR TRANSFER SHALL BE VALID, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE ANY EFFECT TO ANY SUCH TRANSACTION UNLESS (A) SUCH TRANSACTION HAS BEEN DULY REGISTERED UNDER THE ACT AND QUALIFIED OR APPROVED UNDER APPROPRIATE STATE SECURITIES LAWS OR (B) THIS SECURITY MAY BE SOLD PURSUANT TO RULE 144 OF THE ACT.

No. of Shares of Common Stock, par value $0.0001 per share: 3,640,000

WARRANT

To Purchase Common Stock of

AMERICANN, INC.

THIS IS TO CERTIFY, that, for value received, Massachusetts Medical Properties, LLC, a Delaware limited liability company, or its successors or registered assigns (the “Holder”), is entitled, subject to the terms and conditions hereinafter set forth, to purchase 3,640,000 shares (the “Warrant Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of AmeriCann, Inc., a Delaware corporation (the “Company”), from the Company (the “Warrant”) at an exercise price per share equal to $1.00 per share at the Issue Date (the exercise price in effect being herein called the “Exercise Price”).  The number of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as described herein.

SECTION 1.     Term; Exercise of Warrant.

1.1     Time of Exercise.  This Warrant may be exercised at any time and from time to time during the period commencing as of 9:00 a.m., Central Time, on October 17, 2018 (the “Issue Date”) and ending as of 5:00 p.m., Central Time, on October 17, 2020, at which time this Warrant shall become void and all rights hereunder shall cease, unless extended by the parties.

1.2     Manner of Exercise.

1.2.1     The Holder may exercise this Warrant, in whole or in part, upon surrender of this Warrant, with the duly executed exercise notice, in the form attached hereto as Appendix B, to the Company at its corporate office in Denver, Colorado, and upon payment to the Company of the Exercise Price for each Warrant Share to be purchased in lawful money of the United States, or by certified or cashier’s check, or wired funds.

1.2.2     Upon receipt of this Warrant with the duly executed exercise notice and accompanied by payment of the aggregate Exercise Price for the Warrant Shares for which this Warrant is then being exercised, the Company shall cause to be issued and delivered to the Holder, within a reasonable time, not exceeding three (3) trading days after this Warrant shall have been so exercised, including the delivery of the duly executed exercise notice and payment of the aggregate Exercise Price, by (a) causing the Company’s transfer agent to credit the Warrant Shares in book-entry form to an account to be designated by the Holder or (b) if electronic delivery is unavailable, delivering at the address designated by the Holder certificates representing the total number of whole Warrant Shares for which this Warrant is being exercised.

1.2.3     In case the Holder shall exercise this Warrant with respect to less than all of the Warrant Shares that may be purchased under this Warrant, the Company shall execute a new Warrant in substantially identical form (other than the number of Warrant Shares) for the balance of the Warrant Shares that may be purchased upon exercise of this Warrant and deliver such new Warrant to the Holder.

1.2.4     The Company covenants and agrees that it will pay when due and payable any and all taxes and governmental charges (other than any income tax due under federal, state or other law as a result of owning this Warrant or any Warrant Shares issued upon the exercise of this Warrant) which may be payable in respect of the issue of this Warrant, or the issue of any Warrant Shares upon the exercise of this Warrant.  The Company shall not, however, be required to pay any stamp, transfer or similar tax which may be payable in respect of any transfer involved in the issuance of this Warrant or of the Warrant Shares in a name other than that of the Holder at the time of surrender or an affiliate thereof; in the event any such transfer is involved and any such tax is payable, the Company shall not be required to issue such Warrant Shares until the payment of such tax (or the payment to the Company of an amount sufficient to reimburse it for the payment of any such tax).

1.3     Exchange of Warrant.  Upon the request of the Holder, this Warrant may be divided into, combined with or exchanged for another warrant or warrants of like tenor (collectively, the “Warrants”) to purchase a like aggregate number of Warrant Shares.  If the Holder desires to divide, combine or exchange this Warrant, the Holder shall make such request in writing delivered to the Company at its corporate office and shall surrender this Warrant and any other Warrants to be so divided, combined or exchanged.  The Company shall execute and deliver to the person or persons entitled thereto a Warrant or Warrants, as the case may be, as so requested.  The Company shall not be required to effect any division, combination or exchange which will result in the issuance of a Warrant entitling the Holder to purchase upon exercise a fraction of a Warrant Share. As to any fraction of a share which a Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Market Price per share of Common Stock on the date of exercise, computed to the nearest whole U.S. cent. The Company shall prepare, issue and deliver at its own expense the new Warrant or Warrants under this Section 0.

“Market Price” on any date means the VWAP of one share of Common Stock for the 10 consecutive trading days ending on the trading day immediately preceding the specified date. If the Common Stock is not listed on The Nasdaq Stock Market LLC, the New York Stock Exchange or another national securities exchange, “Market Price” of the Common Stock on any date means the fair value per share of Common Stock as of a date not earlier than 10 business days preceding the specified date as agreed upon by the Company and the Holder or, if the parties cannot agree within five (5) business days of the date on which the Holder delivers notice pursuant to 0, by a third party independent appraiser having experience in such matters who is selected by the Holder.

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“VWAP” means, for any trading day, the price for shares of Common Stock determined by the daily volume weighted average price per share for such trading day on the trading market on which such shares are then listed or quoted, in each case, for the regular trading session (including any extensions thereof, without regard to pre-open or after hours trading outside of such regular trading session) as reported on The Nasdaq Stock Market LLC or the New York Stock Exchange, or the principal national securities exchange on which such shares are then listed or quoted, whichever is applicable, as published by Bloomberg L.P. at 4:15 P.M., New York City time, on such trading day.

SECTION 2     Adjustment of Exercise Price and Number of Warrant Shares Purchasable upon Exercise.

Subject and pursuant to the provisions of this Section 0, the Exercise Price and the number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

2.1     Stock Dividends, Subdivisions and Combinations.  If the Company shall, at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing entity), then (A) the Exercise Price in effect immediately prior to the date on which such change shall become effective shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such change and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such change and (B) the number of Warrant Shares purchasable upon exercise of this Warrant shall be adjusted by multiplying the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior to the date on which such change shall become effective by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the date on which such change shall become effective and the denominator of which shall be the Exercise Price in effect immediately after giving effect to such change, calculated in accordance with clause (A) above.  Such adjustments shall be made successively whenever any event listed above shall occur.

2.2     Recapitalization or Reclassification.  If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another entity in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another entity shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Exercise Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

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2.3     Distributions.  In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing entity) of evidences of indebtedness or assets (other than dividends or distributions referred to in Section 0), or subscription rights or warrants, the Exercise Price to be in effect after such payment date shall be determined by multiplying the Exercise Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price per share of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Company and the Holder or, if the parties cannot agree within five (5) business days, a third party independent appraiser having experience in such matters as agreed upon by the Holder) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price per share of Common Stock immediately prior to such payment date.

2.4     Notice.

2.4.1     If at any time (A) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the corporate domicile of the Company) or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, (B) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or entity, or (C) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in any one or more of such cases, the Company shall give to the Holder at least 30 days’ prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and, in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 30 days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (Y) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (Z) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to the Holder at the last address of the Holder appearing on the books of the Company and delivered in accordance with Section 0.

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2.4.2     The Holder shall be entitled to the same rights to receive notice of corporate action as any holder of Common Stock.

SECTION 3.     Representations, Warranties and Covenants of the Company.

3.1     Representations and Warranties. As of the date hereof, the Company represents and warrants to the Holder that:

(A)     it has the corporate power to enter into, perform and deliver, and has taken all necessary action to authorize its entry into, and performance and delivery of, this Warrant and the transactions contemplated by this Warrant;

(B)     this Warrant constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to (i) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereinafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law;

(C)     the execution of this Warrant and the performance of the Company’s obligations hereunder do not conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company’s or any of its subsidiaries pursuant to: (i) the Company’s organizational documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over it or any of its subsidiaries or any of its or their properties; and

(D)     assuming the accuracy of the representations and warranties of the Holder contained in this Warrant, the sale and issuance of the Warrant Shares pursuant to this Warrant is intended to be exempt from the registration requirements of the Act, and neither the Company nor any person acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

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3.2     Covenants of the Company. The Company covenants and agrees as follows:

(A)     at all times the Company shall reserve and keep available for the exercise of this Warrant such number of authorized shares of Common Stock as are sufficient to permit the exercise in full of this Warrant;

(B)     all Warrant Shares, when issued upon the exercise of this Warrant, will be duly and validly issued, fully paid, nonassessable and free of preemptive rights;

(C)     the Company shall, for so long as the Warrant remains outstanding, timely file all reports and other documents required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In the event the Company no longer has reporting obligations under the Exchange Act, then the Company will deliver to the Holder:

(i)     as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, together with a narrative discussion and analysis of the financial condition and results of operations of the Company and its subsidiaries for such fiscal year as compared to the previous year, and reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by the Company’s independent accountants;

(ii)     as soon as available, but in any event not later than 60 days after the end of each quarterly period of each fiscal year of the Company, the unaudited consolidated balance sheet of the Company and its subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, together with a narrative discussion and analysis of the financial condition and results of operations of the Company and its subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the comparable periods of the previous year; and

(iii)     within 10 business days after the time periods specified by the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”), information substantively of the type that would be required to be filed with the Commission in a Current Report on Form 8-K.

All such financial statements and information delivered pursuant to this Section 0 shall be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with generally accepted accounting principles in the United States of America applied consistently throughout the periods reflected therein and with prior periods (except as approved by the Company’s independent accountants or chief financial officer, as the case may be, and disclosed therein, and quarterly financial statements shall be subject to normal year-end audit adjustments and need not be accompanied by footnotes); and

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(D)     the Company shall not, for so long as any Warrants remain outstanding, by any action, including amending its organizational documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. The Company will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will use its commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

SECTION 4.     Representations and Warranties of the Holder.

Each Holder of a Warrant represents and warrants to the Company as follows:

4.1     Acquisition of Warrant for Personal Account. The Holder is acquiring this Warrant and the Warrant Shares (collectively the “Securities”) for investment for its own account and not with a present view to, or for resale in connection with, any public resale or distribution thereof. The Holder understands that the Securities have not been registered under the Act by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. The Holder further understands that the Securities have not been passed upon or the merits thereof endorsed or approved by any state or federal authorities.

4.2     Rule 144. The Holder acknowledges that the Securities it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and must be held indefinitely unless an exemption from registration is available. The Holder represents that it is knowledgeable with respect to Rule 144 promulgated under the Act.

4.3     Accredited Investor. As of the date hereof, the Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act. The Holder is sophisticated in financial matters, and is able to evaluate the risks and benefits of an investment in the Securities for an indefinite period of time.

4.4     Opportunity to Discuss; Information. The Holder has been afforded the opportunity to ask questions of, and receive answers from, the officers and/or directors of the Company acting on its behalf concerning the terms and conditions of this transaction and to obtain any additional information, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information furnished; and has availed itself of the opportunity to the extent the Holder considers appropriate in order to permit it to evaluate the merits and risks of an investment in the Company.

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SECTION 5.     Other Matters.

5.1     Withholding. If the Company is required by law to deduct or withhold any tax in respect of the Holder as a direct result of any adjustment described in Section 2 being made to Warrants held by such Holder, then the Company shall be entitled to make such deduction or withholding and shall timely pay the full amount withheld or deducted to the relevant taxing authority in accordance with applicable law. Notwithstanding anything to the contrary in this Section 0, the Company shall notify the applicable Holder in writing of its intent to withhold or deduct any tax at least 30 days prior to withholding or deducting any tax, and the Company shall give such Holder a reasonable opportunity to establish (by the provision of applicable tax forms or otherwise) that no withholding or deduction is required. Any amounts withheld by the Company and paid over to the relevant taxing authority by the Company pursuant to this Section 0 shall, to the extent not reimbursed to the Company by the Holder, be treated as payment by the Holder of the exercise price for all purposes of this Warrant. Without limiting the generality of the foregoing, and without duplication, the Holder shall indemnify the Company for the full amount of any taxes (excluding interest, penalties and additions to tax) that the Company is required by law to deduct or withhold in respect of the Holder as a direct result of any adjustment described in Section 2 being made to Warrants held by such Holder.

5.2     Binding Effect. All the covenants and provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and permitted assigns hereunder.

5.3     Notices. Notices or demands pursuant to this Warrant to be given or made by any Holder to or on the Company shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, or facsimile and addressed, until another address is designated in writing by the Company, as follows:

AmeriCann, Inc.

3200 Brighton Blvd., Unit 144

Denver, CO 80216

Attention: Chief Executive Officer

Notices to the Holder provided for in this Warrant shall be deemed given or made by the Company if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed to the Holder or each successor at its last known address as it shall appear on the books of the Company.

5.4     Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law provisions thereof.  The Company and, by accepting this Warrant, the Holder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant.  The Company and, by accepting this Warrant, the Holder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  The Company and, by accepting this Warrant, the Holder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE HOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

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5.5     Parties Bound and Benefited. Nothing in this Warrant expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or entity other than the Company and the Holder any right, remedy or claim under any promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements contained in this Warrant shall be for the sole and exclusive benefit of the Company and its successors and of the Holder and its successors and registered assigns.

5.6     Confidentiality. The Holder agrees to maintain, and to require its representatives to maintain, all confidential information obtained from the Company on a confidential basis, which, among other things, precludes the use of such confidential information for the purposes of trading on the Warrant Shares.

5.7     Identity of Transfer Agent. The transfer agent for the Common Stock is Island Stock Transfer, Inc.  Upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will, within five (5) business days, mail to the Holder a statement setting forth the name and address of such transfer agent.

5.8     Amendment; Waiver. Any term of this Warrant may be amended or waived upon the written consent of both the Company and the Holder.

5.9     Assignment. Any assignment or transfer of any portion or all of this Warrant shall be made by surrender of this Warrant to the Company at its principal office with the form of assignment attached as Appendix A hereto duly executed.  In such event, the Company shall, without charge, execute and deliver a new Warrant in substantially identical form (other than the number of Warrant Shares) in the name of the assignee named in such instrument of assignment and the portion of this Warrant assigned to the assignee shall promptly be cancelled.

5.10     Holder as Owner. Prior to the surrender, transfer or assignment of this Warrant, the Company may deem and treat the Holder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for the purpose of any exercise hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

5.11     Rights of Holder. Nothing contained in this Warrant shall be construed as conferring upon the Holder, prior to the exercise of this Warrant, the right to vote, consent or, except as provided by Section 0, receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company.

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5.12     Indemnification. The Company agrees to indemnify and hold harmless the Holder from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys’ fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against the Holder (other than any income tax due under federal, state or other law as a result of owning this Warrant or any Warrant Shares issued upon the exercise of this Warrant) in any manner relating to or arising out of (i) the Holder’s exercise of this Warrant or ownership of any Warrant Shares issued in consequence thereof, or (ii) any litigation to which the Holder is made a party in its capacity as a shareholder of the Company; provided, however, that the Company will not be liable hereunder to the extent that any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys’ fees, expenses or disbursements are found in a final non appealable judgment by a court to have resulted from the Holder’s gross negligence, bad faith or willful misconduct in its capacity as a shareholder or warrantholder of the Company.

5.13     Remedies. The Holder and each holder of Warrant Shares, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

5.14     Lost Certificates. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on such reasonable terms as to indemnity as it may impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant in substantially identical form as, and in substitution for, this Warrant, which shall thereupon become void.  Any such new Warrant shall constitute an additional contractual obligation of the Company, whether or not the Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

5.15     Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

5.16     Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of a Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. If the Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Warrant, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

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5.17     Office of the Company; Maintenance of Books. As long as any of the Warrants remain outstanding, the Company shall maintain an office (which shall be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant. The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

5.18     Section Headings. The section headings in this Warrant are for the convenience of the Company and the Holder and in no way alter, modify, amend, limit or restrict the provisions hereof.

[Signature pages follow.]

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IN WITNESS WHEREOF, each of the Company and the Holder has caused this Warrant to be executed and delivered as of the Issue Date by an officer thereunto duly authorized.

AMERICANN, INC.

By:	/s/ Timothy Keogh
Name:	Timothy Keogh
Title:	Chief Executive Officer

MASSACHUSETTS MEDICAL PROPERTIES, LLC

By:	/s/ J.F. Barton
Name:	J.F. Barton
Title:	Manager

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APPENDIX A
ASSIGNMENT OF WARRANT

FOR VALUE RECEIVED, _______________________ hereby sells, assigns and transfers unto _____________________________ the Warrant, dated October 17, 2016 (the “Warrant”) and the rights represented thereby, and does hereby irrevocably constitute and appoint _______________________________ Attorney, to transfer said Warrant on the books of AmeriCann, Inc., with full power of substitution.

Dated:

Signed:

APPENDIX B
WARRANT EXERCISE FORM

To AmeriCann, Inc.:

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the Warrant, dated October 17, 2016 (the “Warrant”), for, and to purchase thereunder by the payment of the Exercise Price (as defined in the Warrant) and surrender of the Warrant, ___________ shares of common stock, par value $0.0001 (“Warrant Shares”), of AmeriCann, Inc. provided for therein. The undersigned requests that the Warrant Shares be issued in book-entry form by the Company’s transfer agent as follows:

Name

Address

Federal Tax ID or Social Security No.

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant in substantially identical form (other than the number of Warrant Shares) for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name set forth below indicated and delivered to the address stated below.

Name (please print)

Address

Federal Identification or

Social Security No.

Dated: ___________________, ____ Signature: ______________________________

Exhibit D

FORM OF Deed TO COMPANY

(See attached.)

Exhibit D

QUITCLAIM DEED

FREETOWN ACQUISITION COMPANY, LLC, a Massachusetts Limited Liability Company with its principal place of business at c/o Boston Beer Company, One Design Center Place, Suite 850, Boston Massachusetts 02110

for consideration paid, and in full consideration of Four Million Four Hundred Seventy Five Thousand and 00/100 ($4,475,000.00) Dollars, the receipt of which is hereby acknowledged, grants to

AMERICANN, INC., a Delaware corporation,

with QUITCLAIM COVENANTS

Lot 1A and New Lot 3A on a plan entitled “Campanelli Freetown Land LLC, Campanelli Drive, Freetown, Massachusetts, Approval Not Required Plan”, prepared by Kelly Engineering Group, Inc., dated September 11, 2006, recorded with the Bristol County Registry of Deeds in Book 00144, Page 12 on August 16, 2007.

Said premises are conveyed subject to all easements and restrictions of record, if any, insofar as any of the same may be now in force and applicable.

The Grantor has not elected to be treated as a corporation for federal tax purposes.

For Grantors Title see a Deed recorded in the Bristol County Registry of Deeds at Book 00144, Page 12.

[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

Executed as an instrument under seal this 17th day of October, 2016

FREETOWN ACQUISITION COMPANY, LLC

By: /s/ Tara Heath

       Name: Tara Heath

       Title: Authorized Signatory

COMMONWEALTH OF MASSACHUSETTS

SUFFOLK COUNTY, SS.

On this 17th day of October, 2016, before me, the undersigned notary public, personally appeared Tara Heath, in her capacity as Authorized Signatory of FREETOWN ACQUISITION COMPANY, LLC and proved to me through satisfactory evidence of identification being [X]  driver’s license or other state or federal governmental document bearing a photographic image; [  ]  oath or affirmation of a credible witness known to me who knows the above signatory, or    [  ]  my own personal knowledge of the identity of the signatory, to be the person whose name is signed above, and acknowledged to me that she signed the foregoing, as her free act and deed, voluntarily for its stated purpose, as Authorized Signatory of FREETOWN ACQUISITION COMPANY, LLC.

/s/___________________________ Notary Public: My Commission Expires:

Exhibit E

FORM OF Deed TO PURCHASER

(See attached.)

Exhibit E

QUIT CLAIM DEED

AMERICANN, INC., a Delaware Corporation

for consideration paid, and in full consideration of less than One Hundred and 00/100 ($100.00) Dollars, the receipt of which is hereby acknowledged, grants to

Massachusetts Medical Properties, LLC, a Delaware limited liability company having a principal place of business at P. O. Box 558, Wood River, IL 62095 with QUITCLAIM COVENANTS

Lot 1A and New Lot 3A on a plan entitled “Campanelli Freetown Land LLC, Campanelli Drive, Freetown, Massachusetts, Approval Not Required Plan”, prepared by Kelly Engineering Group, Inc., dated September 11, 2006, recorded with the Bristol County Registry of Deeds in Plan Book 144, Page 12 on August 16, 2007.

Said premises are conveyed subject to all easements and restrictions of record, if any, insofar as any of the same may be now in force and applicable.

For Grantors Title, see Deed of Freetown Acquisition Company LLC recorded just prior hereto.

[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

Executed as an instrument under seal this 17th day of October, 2016.

AMERICANN, INC.

By: /s/ Timothy Keogh

       Name: Timothy Keogh

       Title: Authorized Signatory

COMMONWEALTH OF MASSACHUSETTS

SUFFOLK COUNTY, SS.

On this 17th day of October, 2016, before me, the undersigned notary public, personally appeared Tim Keogh, in his capacity as Authorized Signatory of AMERICANN, INC. and proved to me through satisfactory evidence of identification being [X]  driver’s license or other state or federal governmental document bearing a photographic image; [  ]  oath or affirmation of a credible witness known to me who knows the above signatory, or    [  ]  my own personal knowledge of the identity of the signatory, to be the person whose name is signed above, and acknowledged to me that he signed the foregoing, as his free act and deed, voluntarily for its stated purpose, as Authorized Signatory of AMERICANN, INC.

/s/ Notary Public: My Commission Expires:

AmeriCann Exh. 10.6 Share Purch Agree Mass. Med. 2-1-17